UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Amendment No. 1

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

First Financial Bancorp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Amendment No. 1 to DEF 14A is being filed to correct the following typographicsl error:

Notice of Annual Meeting of Shareholders

●	The correct record date for shareholders of record entitled to notice of and vote at the annual meeting of shareholders is March 28, 2011.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 24, 2011

Cincinnati, Ohio
April 14, 2011
To the Shareholders:

The Annual Meeting of Shareholders of First Financial Bancorp. (the “Company”) will be held at First Financial Corporation at 201 E. Fourth Street, 20th Floor, Cincinnati, OH  45202, on Tuesday, May 24, 2011, at 10 a.m., local time, for the following purposes:

1.
To elect the following four nominees as directors with terms expiring in 2014 (Class I):  David S. Barker, Claude E. Davis, Susan L. Knust and Maribeth S. Rahe and one nominees as director with term expiring in 2012 (Class II): Cynthia O. Booth.

2.	Approve amendments to the Articles of Incorporation and Regulations to provide for the annual election of directors.

3.	Approve the First Financial Bancorp Key Executive Short Term Incentive Plan.

4.	Ratify (non-binding) the appointment of Ernst & Young as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011.

5.	Advisory (non-binding) vote on executive compensation (“Say on Pay”).

6.	Advisory (non-binding) vote on the frequency of the shareholder advisory vote on executive compensation (“Say on Pay Frequency”).

7.	to consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders:
the Proxy Statement and 2010 Annual Report are available at:  www.bankatfirst.com/Investor

Shareholders of record of the Company at the close of business on March 28, 2011, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.  Each shareholder is entitled to one vote for each common share held regarding each matter properly brought before the Annual Meeting.

Your Board of Directors unanimously recommends that you vote:

“FOR” the election of each of the Director nominees listed in this proxy statement;
“FOR” the proposals to amend our Articles and Regulations to provide for the annual election of directors;
“FOR” the Short Term Incentive Plan;
“FOR” the ratification of Ernst & Young as our independent auditors;
“FOR” the non-binding resolution regarding executive compensation; and
“FOR” the non-binding resolution to vote on executive compensation every THREE years.

By Order of the Board of Directors,
Gregory A. Gehlmann

General Counsel and Secretary

201 E. Fourth Street, Suite 2000
Cincinnati, Ohio  45202
(513) 979-5837

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Approximate Date to Mail – April 14, 2011

INTRODUCTION

We are sending this Proxy Statement and the accompanying proxy card to you as a shareholder of First Financial Bancorp., an Ohio corporation (“First Financial”), in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the company’s headquarters:  201 E, Fourth Street, 20th Floor, Cincinnati, Ohio 45202, on Tuesday, May 24, 2011, at 10:00 a.m., local time. First Financial’s Board of Directors is soliciting proxies for use at the Annual Meeting, or at any postponement or adjournment thereof. Only shareholders of record as of the close of business on March 28, 2011, which we refer to as the record date, will be entitled to vote at the Annual  Meeting.

In this proxy statement, the “Company,” “First Financial,” “we,” “our,” or “us” all refer to the company named First Financial Bancorp and its subsidiaries.  We also refer to the Board of Directors of First Financial Bancorp as the “board” or the “Board.”

INFORMATION ABOUT THE ANNUAL MEETING

What matters will be voted upon at the Annual Meeting?   Assuming a quorum is present, the following proposals will be voted on at the annual meeting:

•
Elect the following four nominees as directors with terms expiring in 2014 (Class I):  David S. Barker, Claude E. Davis, Susan L. Knust and Maribeth S. Rahe and one nominee as director with term expiring in 2012 (Class II):  Cynthia O. Booth (Proposal No. 1).

•	Approve amendments to the Articles of Incorporation and Regulations to provide for the annual election of directors (Proposal Nos. 2 and 3).
•	Approve the First Financial Bancorp Key Executive Short Term Incentive Plan (Proposal No. 4).
•	Ratify (non-binding) the appointment of Ernst & Young as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011(Proposal No. 5).
•	Advisory (non-binding) vote on executive compensation (“Say-on-Pay”) (Proposal No. 6).
•	Advisory (non-binding) vote on the frequency of the shareholder advisory vote on executive compensation (“Say-on-Pay Frequency”) (Proposal No. 7).
•	To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Who can vote?   You are entitled to vote if you held First Financial common shares as of the close of business on March 28, 2011, the record date for the Annual Meeting.

Each shareholder is entitled to one vote for each common share held on March 28, 2011. At the close of business on March 28, 2011, there were 58,278,976 common shares outstanding and entitled to vote. The common shares are First Financial’s only voting securities entitled to vote at the meeting.

Regardless of the number of shares you own, it is important that you vote on the proposals.

How do I vote?   Your common shares may be voted by one of the following methods:

▪	by traditional proxy card via the U.S. Mail;
▪	by submitting a proxy via the Internet;
▪	by submitting a proxy by phone; or
▪	in person at the meeting.

Submitting a Proxy by Telephone or via the Internet. If you are a shareholder of record (that is, if your common shares are registered with First Financial in your own name), you may submit a proxy by telephone, or via the Internet. To vote via the Internet, access www.proxyvote.com and follow the on screen instructions. You will need your control number from your proxy card available when you vote via the Internet or by telephone. Telephone voting is available toll free at 1-800-690-6903 from a touch tone phone.

If your common shares are registered in the name of a broker, a financial institution or another nominee (i.e., you hold your common shares in “street name”), your nominee may be participating in a program that allows you to submit a proxy by telephone or via Internet. If so, the voting form your nominee sent you will provide instructions for submitting your proxy by telephone or via the Internet. The last-dated proxy you submit (by any means) will supersede any previously-submitted proxy. Also, if you submit a proxy by telephone or via the Internet, and later decide to attend the Annual Meeting, you may revoke your previously submitted proxy and vote in person at the Annual Meeting.

The deadline for submitting a proxy by telephone or via the Internet as a shareholder of record is 11:59 p.m. Eastern Time, on May 23, 2011.  For shareholders whose common shares are registered in the name of a broker, a financial institution or another nominee, please consult the instructions provided by your nominee for information about the deadline for submitting a proxy by telephone or via the Internet.

Voting in Person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If you hold your common shares in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the shareholder of record for voting purposes and should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct that nominee how to vote the common shares held in your account. Your nominee may only vote the common shares of First Financial that it holds for you in accordance with your instructions. If you have instructed a broker, a financial institution or another nominee to vote your common shares, the above-described options for revoking your proxy do not apply and instead you must follow the instructions provided by your nominee to change your vote.

If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on March 28, 2011, the record date for voting at the Annual Meeting.

How will my common shares be voted?  Those common shares represented by properly executed proxy cards that are received prior to the Annual Meeting or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxy. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your proxy by telephone or via the Internet, but do not complete the voting instructions, your proxy will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:

▪	“FOR” the director nominees;
▪	“FOR” the proposals to amend our Articles and Regulations to provide for the annual election of directors;
▪	“FOR” the Key Executive Short Term Incentive Plan;
▪	“FOR” the ratification of Ernst & Young as our independent auditors;
▪	“FOR” the non-binding resolution regarding executive compensation; and
▪	“FOR” the non-binding resolution to vote on executive compensation every THREE years.

If you hold your shares in a bank or brokerage account, you should be aware that if you fail to instruct your bank or broker how to vote within 10 days of the Annual Meeting, the bank or broker is not permitted to vote your shares in its discretion on your behalf on non-routine items. If you want to assure that your shares are voted in accordance with your wishes on the non-routine matters in this proxy statement, you should complete and return your voting instruction form before May 23, 2011.

No appraisal rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

What if my common shares are held through the First Financial Bancorp 401(k) Savings Plan?   If you participate in the First Financial Bancorp 401(k) Savings Plan (the “401(k) Plan”) and common shares have been allocated to your account in the 401(k) Plan, you will be entitled to instruct the trustee of the 401(k) Plan, confidentially, as to how to vote those common shares. You will receive your voting instructions card separately. If you give no voting instructions to the trustee of the 401(k) Plan, the trustee will vote the common shares allocated to your 401(k) Plan account pro rata in accordance with the instructions received from other participants in the 401(k) Plan who have voted.

Can the proxy materials be accessed electronically?   We are sending the proxy materials for the Annual Meeting to shareholders on or about April 14, 2011. Our proxy statement for the Annual Meeting and a sample of the form of proxy card sent to our shareholders by us are available at www.bankatfirst.com/Investor.

How do I change or revoke my proxy?   Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting and any adjournment thereof. You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by giving notice of revocation to First Financial in writing, by accessing the Internet site prior to the deadline for submitting proxies electronically, by using the toll-free telephone number stated on the proxy card prior to the deadline for transmitting proxies electronically or by attending the Annual Meeting and giving notice of revocation in person. The last-dated proxy you submit (by any means) will supersede any previously-submitted proxy. If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote - you must follow the instructions of your nominee.

If I vote in advance, can I still attend the Annual Meeting?   Yes. You are encouraged to vote promptly, by returning your signed proxy card by mail or by submitting your proxy electronically by telephone or via the Internet, so that your common shares will be represented at the Annual Meeting. However, voting your common shares does not affect your right to attend the Annual Meeting and vote your common shares in person.

What constitutes a quorum and how many votes are required for adoption of the proposals?   Under First Financial’s Regulations, a quorum is a majority of the common shares outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 58,278,976 First Financial common shares outstanding and entitled to vote on March 28, 2011, the record date. A majority of the outstanding common shares, or 29,139,489 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.

If a broker indicates on the form of proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present for the purpose of determining the presence of a quorum but not entitled to vote with respect to that matter. New York Stock Exchange (“NYSE”) rules determine whether proposals presented at shareholder meetings are routine or not routine.  If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner.  If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions.  A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions. The election of directors and the shareholder proposal are non-routine items.

Votes Required for the Approval of the Proposals. To approve the proposals, the following proportion of votes is required:

Impact of Abstentions and Broker
Item	Vote Required	Non-Votes, if any
Election of Directors
Plurality vote – however, see our corporate governance policy on the majority election of directors (any director who received a greater number of “withhold” votes than “for” votes in an uncontested election must promptly tender an offer for resignation and a committee of the board will make a recommendation to the board whether to accept or reject it).
No Impact. However, see our corporate governance policy on the majority election of directors. Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.

Approval of amendments to our articles of incorporation and regulations to provide for the annual election of directors.
Articles Amendment:  Two-thirds of the outstanding common shares, as well as the affirmative vote of a majority of “Disinterested Shares” voted on the proposal.

Regulation Amendments: A majority of the outstanding common shares, as well as the affirmative vote of a majority of “Disinterested Shares” voted on the proposal.

Disinterested Shares are defined in Section 1704 of the Ohio Revised Code and are further detailed in “Proposal 2 – Proposal to Amend the Articles of Incorporation to provide for the Annual Election of Directors” and “Proposal 3 – Proposal to Amend the Regulations to provide for the Annual Election of Directors”.
Abstentions and broker non-votes will not count as a vote cast on the proposal but have the same effect as a vote “AGAINST” the proposal.

Approval of the Key Executive Short-Term Incentive Plan	Approval of a majority of the outstanding common shares.	Abstentions and broker non-votes will not count as a vote cast on the proposal but have the same effect as a vote “AGAINST” the proposal.

Ratification of the appointment of Ernst & Young	Approval of a majority of the common shares present in person or represented by proxy and entitled to be cast on the proposal.
Abstention will not count as a vote cast on the proposal but has the same effect as a vote “AGAINST” the proposal.  Brokers may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions.  As a result, broker non-votes will not arise in connection with, and thus have no effect on, this proposal.

Approval of the non-binding advisory proposal on executive compensation	Approval of a majority of the common shares present in person or represented by proxy and entitled to be cast on the proposal.
Abstention will not count as a vote cast on the proposal but has the same effect as a vote “AGAINST” the proposal.  Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.

Approval of the non-binding advisory proposal on the frequency of a vote on executive compensation	Approval of a majority of the common shares present in person or represented by proxy and entitled to be cast on the proposal.
Abstention will not count as a vote cast on the proposal and will have no effect on the outcome of the vote.  Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.

It is our policy to keep confidential proxy cards, ballots and voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.

What is the recommendation of First Financial’s Board of Directors?   First Financial’s Board of Directors unanimously recommends you vote as follows:

▪	“FOR” the election of the director nominees;
▪	“FOR” the amendments to the Articles and Regulations to provide for the annual election of directors;
▪	“FOR” the Key Executive Short Term Incentive Plan;
▪	“FOR” the ratification of Ernst & Young as our independent auditors;
▪	“FOR” the resolution regarding executive compensation; and
▪	“FOR” the proposal to hold a vote regarding executive compensation every THREE years.

Who pays the cost of proxy solicitation?   We will pay the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors, other than the Internet access and telephone usage charges mentioned above. Although we are soliciting proxies by mailing these proxy materials to our shareholders, our directors, officers and employees also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations. Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares for the forwarding of solicitation materials to the beneficial owners of such common shares. We will reimburse these brokers, financial institutions and nominees for their reasonable out-of-pocket costs in connection therewith.

We have retained Advantage Proxy to aid in the solicitation of proxies for the Annual Meeting. Advantage Proxy will receive a base fee of $6,500 plus reimbursement of out-of-pocket fees and expenses for its proxy solicitation services.

Who should I call if I have questions concerning this proxy solicitation or the proposals to be considered at the Annual Meeting?   If you have any questions concerning the proposals to be considered at the Annual Meeting or voting your shares, please call our investor relations department at 513-979-5837.

Does First Financial send multiple proxy statements to two or more registered shareholders who share an address?   Only one copy of this Proxy Statement and the Notice of the Annual Meeting are being delivered to previously notified registered shareholders who share an address unless First Financial has received contrary instructions from one or more of the shareholders. A separate proxy card is being included for each account at the shared address.

Registered shareholders who share an address and would like to receive a separate Proxy Statement for the Annual Meeting may contact First Financial Bancorp Investor Relations to request a copy. Call 513-979-5837 or send a written request to: Kenneth J. Lovik, VP, Investor Relations & Corporate Development, First Financial Bancorp, 201 E. Fourth Street, Suite 1900, Cincinnati, Ohio 45202.

Are there any rules regarding admission to the annual meeting?  Yes.  You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the voting record date.  At the entrance we will verify that your name appears in our stock records or will verify appropriate information to verify you as a shareholder.   Cameras (including cell phones with photographic capabilities), recording devices, and other electronic devices will not be permitted at the meeting.

PRINCIPAL SHAREHOLDERS

The table below identifies all persons known to us to own beneficially more than 5% of our outstanding common shares as of the voting record date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares		Percentage of Class

First Financial Bank, National Association 300 High Street Hamilton, Ohio 45011-0476	3,090,344	(1)	5.32%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,488,451	(2)	7.73%

Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, NJ 07302	4,617,429	(3)	7.95%

(1)
Information based upon a Schedule 13G/A filed on February 10, 2011.These shares are held by the trust department of First Financial Bank, National Association (“First Financial Bank”) (the “Trustee”) in its fiduciary capacity under various agreements.  Trustee has sole voting power for 1,916,572, shared voting power for 1,023,020 shares, sole dispositive power for 1,226,333 shares and shared dispositive power for 1,462,004 shares.  Officers and directors of the Company disclaim beneficial ownership of the common shares beneficially owned by the Trustee.

(2)
Information based upon a Schedule 13G/A filed on February 4, 2011.  Includes shares beneficially owned as follows:  effective December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors from Barclays Bank PLC.  As a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings.  BlackRock has sole voting power for 4,488,451 shares and sole dispositive power for 4,488,451.

(3)	Information based upon a Schedule 13G filed on February 14, 2011.

SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
AND NOMINEES FOR DIRECTOR

As of March 28, 2011, the directors of the Company, including the five nominees for election as directors, the executive officers of the Company named in the Summary Compensation Table who are not also directors, and all executive officers and directors of the Company as a group beneficially owned common shares of the Company as set forth below.

		Amount and Nature of Beneficial Ownership

Name	Position	Common Shares Beneficially Owned Excluding Options (1)		Stock Options Exercisable within 60 Days of Record Date (2)	Total Common Shares Beneficially Owned (1)
J. Wickliffe Ach	Director	9,617	(3)	—	9,617
David S. Barker	Director	3,577	(4)	—	3,577
Cynthia O. Booth	Director	60	(5)	—	60
Donald M. Cisle, Sr.	Director	175,248	(3)	17,326	192,574
Mark A. Collar	Director	8,930	(6)	—	8,930
Claude E. Davis	Director, President & CEO	220,433	(8)	584,899	805,332
Corinne R. Finnerty	Director	38,958	(3)	17,326	56,284
Murph Knapke	Director	62,590	(6)	—	62,590
Susan L. Knust	Director	20,098	(7)	8,663	28,761
William J. Kramer	Director	24,172	(6)	8,663	32,835
Richard E. Olszewski	Director	27,568	(3)	8,663	36,231
Maribeth S. Rahe	Director	5,821	(4)	—	5,821
J. Franklin Hall	EVP & CFO	54,218	(8)	107,674	161,892
C. Douglas Lefferson	EVP & Chief Banking Officer	78,769	(8)	155,199	233,968
Samuel J. Munafo	EVP, Chief Commercial Lending Officer	74,519	(8)	99,674	174,193
Gregory A. Gehlmann	EVP & Gen Counsel	47,739	(8)	86,874	134,613
All executive officers, directors and nominees as a group (18 persons)		894,609		1,191,384	2,085,993

(1)	Includes shares held in the name of spouses, minor children, trusts and estates as to which beneficial ownership may be disclaimed.

At March 28, 2011, other than Claude Davis (1.37%), no director or executive officer beneficially owned at least 1% of the Company’s common shares.  However, all of the directors and executive officers as a group (18 persons) beneficially owned approximately 3.57% of the Company’s outstanding common shares.  Percent ownership numbers are computed based on the sum of (a) 58,278,976 common shares outstanding on March 28, 2011 and (b) the number of common shares to which the group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after March 28, 2011 (assumes all options are exercised).    Fractional shares are rounded to the nearest whole number.

(2)	All but 960,793 options have a strike price above the closing price of First Financial common stock on March 28, 2011 which was $16.18 per share and thus are “in the money” as of that date.

(3)
Includes 3,800 restricted shares that vest 1/3 equally over a three-year period beginning May 25, 2011.   Director retains voting and dividend rights on unvested shares. However, dividends on unvested shares are held in escrow until vested.   See “Board Compensation.”

(4)
Includes 1,232 restricted shares that vest on July 27, 2011.  Director retains voting and dividend rights on unvested shares.  However, dividends on unvested shares are held in escrow until vested.  See “Board Compensation.”

(5)	Elected to the Board of Directors in December 2010.

(6)
Includes 8,022 restricted shares that vest 1/3 equally over a three-year period beginning June 15, 2010 of which 2,671 have vested.  Director retains voting and dividend rights on unvested shares.  See “Board Compensation.”

(7)
Ms. Knust shares voting and investment power for 1,643 shares which are held by K.P. Properties of Ohio LLC, of which Ms. Knust and her husband are the only two members. Includes 4,455 restricted shares that vest 1/3 equally over a three-year period beginning April 29, 2009, of which 2,967 shares have vested.  Director retains voting and dividend rights on unvested shares.

(8)
Includes unvested restricted shares (Davis –86,710; Hall – 23,853; Lefferson –28,093: Munafo – 20,506; Gehlmann – 22,903; and all executive officers as a group (7) – 202,365). Officers retain voting and dividend rights on unvested shares. For vesting schedules, see “Grants of Plan Based Awards” and “Outstanding Equity Awards at Fiscal Year-End.”

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors currently consists of twelve members, eleven of whom are non-employee directors. Our Regulations provide that the Board of Directors shall consist of not less than 9 or more than 25 persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors or by resolution of the shareholders at any annual or special meeting of shareholders.  Any vacancy may be filled by the Board of Directors in accordance with law and the Company’s Regulations for the remainder of the full term of the vacant directorship.  However, pursuant to the company’s corporate governance principles, any new director appointed to fill a vacancy will stand for election to fill the remaining term at the next meeting of shareholders after his/her appointment.

Our Board has approved the nomination of four persons as candidates for Class I Directors, each for a three-year term; and one person as a candidate for Class II Director for a one-year term.  In the event the shareholders approve amendments to the Company’s articles of incorporation and regulations, all nominees will be elected to one-year terms.  The terms of the remaining directors in Classes I and II will continue as indicated below.  It is intended that the accompanying Proxy will be voted for the election of David S. Barker, Cynthia O. Booth, Claude E. Davis, Susan L. Knust, and Maribeth S. Rahe, incumbent directors.  The Corporate Governance and Nominating Committee (“CGNC”) recommended all five nominees to the Board of Directors, which approved the five nominees.  In the event that any one or more of such nominees becomes unavailable or unable to serve as a candidate, the accompanying Proxy will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board.  The four nominees for Class I Directors and one nominee for Class II Director receiving the most votes at the Annual Meeting will be elected as Class I and Class Directors, respectively.  See, however, “Corporate Governance - Policy on Majority Voting.”

As set forth in more detail under “Proposal 2 – Proposal to Amend the Articles of Incorporation to Provide for the Annual Election of Directors” and “Proposal 3 – Proposal to Amend the Regulations to Provide for the Annual Election of Directors,”  however, the Board of Directors is recommending that the shareholders approve amendments to the Articles and Regulations that will consolidate the Board of Directors into a single class.  If these amendments are adopted by the shareholders, then the Directors elected at the Annual Meeting will serve for one year terms that expire at the 2012 Annual Meeting of Shareholders.  If these amendments are not approved, the Board of Directors’ classified structure will remain and the nominees for Class I Directors will have terms that expire at the 2014 Annual Meeting and the nominee for Class II Director will serve for a one year term as indicated earlier.

Set forth below is certain information concerning the Company’s nominees and directors.  For information regarding ownership of shares of the Company by nominees and directors of the Company, see “Shareholdings of Directors, Executive Officers and Nominees for Director” above.  There are no arrangements or understandings between any director or any nominee, and any other person pursuant to which such director or nominee is or was nominated to serve as director.

Name and Age (1)	Position with Company and/or Principal Occupation or Employment For the Last Five Years	Director Since

Nominees: Class I Directors: (If Amendments to the Articles and Regulations are adopted, Terms Expiring in 2012) (If Amendments to the Articles and Regulations are not adopted, Terms Expiring in 2014)

David S. Barker 57
Mr. Barker has been employed in the insurance industry for over 25 years and currently serves as president and chief executive officer of SIHO Insurance Services, Columbus, Indiana (community health care benefits company serving over 70,000 members throughout southern Indiana).   He is active in many civic and community endeavors, including serving as current chairman of the Columbus Area Economic Growth Council and past chairman of both the Columbus Area Chamber of Commerce and the Bartholomew County United Way, as well as serving as a board member of the Riley’s Children’s Foundation (Columbus Leadership Team) and the Heritage Fund Community Foundation and a member of the IUPUC board of advisors.

Mr. Barker is an important member of the business community in Columbus, Indiana and we will look to his leadership and guidance as we continue to build our presence in key southern Indiana markets.   Furthermore, his experience as the president of a company provides the board with insight on executive matters.
2010

Claude E. Davis 50
President and Chief Executive Officer of the Company and Director and Chairman of the Board of First Financial Bank, N.A. since October 2004, Hamilton, Ohio; Trustee, Hamilton Community Foundation and Butler University; Member, Cincinnati USA Partnership for Economic Development Board of Governors and Executive Committee; Member, American Banker’s Association Chairman’s Task For on Effects of Dodd-Frank on Mid-Size Banks; Member, Cincinnati Business Committee, Commercial Club of Cincinnati, and Young President’s Organization - Indiana.  Chair and Director of First Financial Bank since 2004.

Mr. Davis has been President and Chief Executive Officer of First Financial since October 2004.  His years of experience in the banking industry as well as his extensive financial background provide leadership to the Board.  As CEO, he is intimately familiar with all aspects of our business activities.  His involvement in other boards and organizations give him insight on important societal and economic issues relevant to our Company’s business.
2004

Susan L. Knust 57
Managing Partner of K.P. Properties of Ohio LLC (industrial real estate); Managing Partner of Omega Warehouse Services LLC (public warehousing); former President of Precision Packaging and Services, Inc; Director of Middletown Regional Health System, Middletown, Ohio; Director of First Financial Bank, N.A., Hamilton, Ohio since 2005.

As a seasoned business owner and entrepreneur for over 28 years in the areas of manufacturing, warehousing and industrial real estate, Ms. Knust brings valuable insight to the board in strategic and other matters.  Ms. Knust’s business interests are similar in size to our key client base and she also had an understanding of our growing Cincinnati market area.  Also, as a female business owner, her perspective and experiences have proven valuable to us during a time when women-owned businesses are more prevalent.
2005

Maribeth S. Rahe 62
President & CEO, Fort Washington Investment Advisors, Inc., an investment management firm and wholly owned subsidiary of Western & Southern Financial Group, Cincinnati, Ohio.  Chair, Board of Directors, Capital Analysts Incorporated, a wholly owned subsidiary of Western & Southern.   Director, Consolidated Communications Holdings, Inc., Mattoon, IL (a rural local exchange carrier) (member of Audit, Compensation and Governance (Chair) Committees).  Ms. Rahe’s civic and philanthropic involvement includes the Cincinnati Arts Association, United Way Investment Committee, Xavier University Williams College of Business Board of Executive Advisors, Cincinnati USA Regional Chamber of Commerce, Sisters of Notre Dame de Namur and Rush-Presbyterian-St. Luke’s Medical Center.

Ms. Rahe is well-known in Cincinnati and is a recognized leader in the financial services community, both locally and nationally with over 38 years in the financial services industry (of which 28 has been in banking), including over 25 years in management/executive management and board experience at other financial institutions.  She brings a seasoned perspective, insight, and financial acumen into issues and strategies relating to our business, including regulatory relationships and enterprise risk management.  Her knowledge and expertise will serve us well as we continue executing our client-centered business model.
2010

Nominee: Class II Director – Term Expiring in 2012:

Cynthia O. Booth 52
President and Chief Executive Officer of COBCO Enterprises, a Cincinnati-based company which owns and directs the operations of six McDonald’s restaurants throughout the area.  Prior to forming COBCO, Ms. Booth served as Senior Vice President – Director of Community Development for Firstar Bank (now U.S. Bank) in Cincinnati and before that was President of Diversified Solutions, Inc., a bank consulting firm.  She is active in several civic and community organizations, including serving on the Boards of Trustees of Denison University and the Cincinnati Museum Center and the Board of Directors of the YWCA of Greater Cincinnati.  President, Black McDonald’s Owners Association for the State of Ohio; previously served on the boards of the American Red Cross, United Way and the Cincinnati branch of the Federal Reserve Bank of Cleveland.

Ms. Booth brings deep banking experience to the board, including extensive knowledge in residential real estate lending, regulatory relations, Community Reinvestment Act and other regulatory compliance, private banking and human resources.  Furthermore, her experience in the restaurant franchise area provides valuable insight into one of our more unique areas of lending through our subsidiary First Franchise Capital Corporation.
2010

Class II Directors – Terms Expiring in 2012:

Murph Knapke 63
Partner of Knapke Law Office, Celina, Ohio; Director of First Financial Bank, N.A., Hamilton, Ohio; former Director and Chair of Community First Bank & Trust, Celina, Ohio.  Mr. Knapke is Chair of the Company’s Board.

Mr. Knapke has tenure with our company and/or a bank affiliate since 1983 and provides valuable historical perspective in both the company and the banking industry.   His deep roots in the Celina, Ohio area provide representation on the board for our Northwest Ohio market.  His years as a practicing attorney give him enhanced perspective on legal and regulatory issues as well as board fiduciary duties.
1983

William J. Kramer 50
Vice President of Operations, Val-Co Companies, Inc., Coldwater, Ohio (VP  & General Manager 2002-2008), an international company that manufactures products for the agricultural and horticultural industries; previously president of Pax Steel Products, Inc., from 1984-2002 (predecessor corporation to Val-Co); employed by Deloitte & Touche, LLP, Dayton, Ohio from 1982-1984; former director and chair of the audit committee of an affiliate bank from 1987 to 2005.  Director of First Financial Bank, N.A., Hamilton, Ohio since 2005.

Mr. Kramer has been a CPA since 1984 with both public accounting and private company experience with substantial experience in financial reporting and accounting controls.  He qualifies as an audit committee financial expert.  Furthermore, his tenure with our company and/or a bank affiliate since 1987 provides valuable historical perspective in both the company and the banking industry.
2005

Mark A. Collar 57
Chairman, Third Frontier Advisory Board (provides direction for State of Ohio’s investment in high tech industry); Member of the Executive Committee, BioOhio, Inc. (non-profit organization which promotes the acceleration and growth of life science companies in Ohio); venture partner at Triathlon Medical Ventures, Cincinnati, Ohio; Director (since February 2008),  AtriCure, Inc. (ATRC), West Chester, Ohio, a publicly-traded medical device company.  Previously held numerous positions within The Procter & Gamble Company since 1975 including: President, Global Pharmaceuticals & Personal Health from 2005-2007; President, Global Pharmaceuticals, from 2002-2005; and Vice President, Global Pharmaceuticals, from 1997-2002.  Director of First Financial Bank, N.A., Hamilton, Ohio since 2009.

Mr. Collar brings a wealth of knowledge from his 32+ years at Procter & Gamble, including marketing, competitive market analysis, operations, mergers and acquisitions, financial management, sales, corporate strategy, risk management, regulatory, and quality control.  Mr. Collar’s leadership roles in a number of organizations, including his membership on another publicly traded company, provide us with insights into a number of opportunistic fields as well as dealing with government officials and agencies.

2009

Class III Directors – Terms Expiring in 2013:
J. Wickliffe Ach 62
President and CEO of Hixson Inc, Cincinnati, Ohio, an architectural engineering firm since 1983.  Director of First Financial Bank, N.A., Hamilton, Ohio since 2007.  Board member: Hixson, Inc. (Chair) & Setzer Corp.  He is involved in a number of business and civic organizations, including Work Resource Center/Easter Seals, Crayons to Computers (free store for teachers), Chief Executives and World Presidents Organizations.

As a seasoned business owner and entrepreneur, Mr. Ach brings valuable insight to the board in strategic and cultural matters.  Mr. Ach’s involvement in the Cincinnati business community provides added understanding of our growing Cincinnati market area.  Furthermore, his specific background in architectural engineering provides added value in our branch expansion plans.
2007

Donald M. Cisle, Sr. 56
Managing member of The Cisle Co. LLC, Hamilton, Ohio, a consulting and development business.  Retired president of Don S. Cisle Contractor, Inc., Hamilton, Ohio, (a construction contractor), which closed and sold its assets in 2009, former President of Seward Murphy, Inc., a family owned investment company dissolved in 2009; Director of First Financial Bank, N.A., Hamilton, Ohio since 1996.

As a native of Hamilton, Ohio, our bank’s headquarters, his long history with our company provides our board and management with valuable insight into the history of the company.  Furthermore, as a significant long-term shareholder, Mr. Cisle brings us insight into our retail shareholder base and we believe is further aligned with the interests of our shareholders.  Finally, Mr. Cisle’s years as a small business owner provides us with added understanding of the issues such businesses face.
1996

Corinne R. Finnerty 54
Partner in law firm of McConnell Finnerty Waggoner PC, North Vernon, Indiana (trial attorney); Director of First Financial Bank, N.A., Hamilton, Ohio since 1997; currently serving as Member (Former Chair) of the Indiana Supreme Court Disciplinary Commission, the body which has responsibility for the enforcement of the “Rules of Professional Conduct” for the approximately 17,000 licensed attorneys in the State of Indiana; former Director and Chair of CPX, Inc., North Vernon, Indiana; former director of an affiliate bank from 1987 to 2005.  Ms. Finnerty is Vice Chair of the Company’s Board.

Ms. Finnerty’s deep roots in the North Vernon, Indiana area, provides representation on the board for our southeast Indiana market.  Her participation for over seven years on the Indiana Supreme Court Disciplinary Commission allows her to provide insight on governance and ethical issues. Furthermore, her years as a practicing attorney, including the representation of financial institutions, give her enhanced perspective on legal and regulatory issues.
1998

Richard E. Olszewski 61	Operator of two 7-Eleven Food Stores, Griffith, Indiana. Director of First Financial Bank, N.A., Hamilton, Ohio since 2005; former director of an affiliate bank from 1995 to 2005. Mr. Olszewski’s over 35 years of community service and 15 years of service to our Company provides us with a deeper understanding of our important northwest Indiana market. Furthermore his business and retail experience as a small business owner provides our company with a better understanding of a key client constituency.	2005
(1)	Ages are listed as of December 31, 2010.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees.

PROPOSAL 2 - PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

PROPOSAL 3 - PROPOSAL TO AMEND THE REGULATIONS TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

Our Board of Directors has unanimously approved and is submitting for shareholder approval amendments to our Articles of Incorporation and Regulations that would phase-in the declassification of our Board of Directors and provide instead for the annual election of directors.

Currently, members of our Board are elected for staggered terms of three years. If the proposals are approved:

•	Current directors, including those elected to three-year terms at the 2009 and 2010 annual meetings, will continue to serve the remainder of their elected terms; and

•
The nominees at the 2011 annual meeting will be elected to one year terms, and at each annual meeting thereafter, directors with expiring terms will be elected annually, so that by the annual meeting of shareholders in 2012, a majority of directors will be elected annually and by 2013, all directors will be elected annually.

The CGNC and the Board carefully considered the advantages and disadvantages of maintaining the classified Board structure. Our current classified board structure has been in place since 1983. The CGNC and the Board considered that overlapping three-year terms of directors provide stability, enhance long-term planning and ensure that there are directors serving on the Board who are familiar with the Company and its business and strategic goals at any given time. Staggered terms also give new directors an opportunity to gain knowledge about the Company’s business and strategies from experienced directors and may assist the Company in attracting director candidates interested in making a long-term commitment to us and our shareholders. A classified board structure arguably also enhances the independence of the non-management members of the Board.

The CGNC and the Board also considered the views of our shareholders regarding the classified Board structure, including the support of the holders of 64.3% and 45.4% of our outstanding common shares for the shareholders proposal to declassify the Board presented at the 2010 and 2009 annual meetings of shareholders, respectively.  First Financial is committed to good corporate governance. Accordingly, the Board considered the various positions for and against a classified Board, particularly in light of evolving corporate governance practices and investor sentiment. The Board recognizes that annual elections are emerging as a “best practice” in the area of corporate governance, as it provides shareholders the opportunity to hold every member of the Board accountable for performance every year. The Board consulted management and the Company’s outside advisors when it considered the various positions for and against a classified Board. The Board has determined that adopting resolutions approving amendments to the Articles and Regulations that provide for the annual election of all directors is in the best interests of the Company and its shareholders.

After weighing all of these considerations, the Board determined that it is appropriate to propose declassifying the Board over a three year period commencing with the 2011 Annual Meeting if approved by shareholders.  However, in order to facilitate the transition from classified three-year terms to non-classified one-year terms, directors elected to three year terms at the 2009 and 2010 meetings would continue to serve their three year terms until 2012 and 2013, respectively.  The Board determined it is preferable and consistent with the shareholder proponent’s intent to phase out the classification of the Board in an orderly manner rather than shift to annual elections for all directors immediately, thereby shortening the remaining term of incumbent directors.

Appendix A shows the proposed changes to Article Fifth of the Amended and Restate Articles of Incorporation and Appendix B shows the proposed changes to Article II, Sections 2.2 and 2.3 of the Amended and Restated Regulations with deletions indicated by strikethrough and additions indicated by underlining.

Required Vote of Shareholders – Amendments to Regulations

Pursuant to Section 1701.71 of the Ohio Revised Code, any amendments that propose to change or eliminate director classification must be approved by the affirmative vote of the holders of two thirds of the voting power of the Company and by the affirmative vote of a majority of “Disinterested Shares” voting on the proposal. Under Section 1704.01 of the Ohio Revised Code, “Disinterested Shares” are defined as any shares held by a person or entity other than one that beneficially owns 10% or more of the Company’s issued and outstanding Common Shares (an “Interested Shareholder”). As of the date of this Proxy Statement, the Company believes that no person or groups are Interested Shareholders; however, a person or entity could become an Interested Shareholder by acquiring the right to vote additional Common Shares at the Annual Meeting.

Required Vote of Shareholders – Amendment to Articles of Incorporation

Pursuant to Section 1701.11(A)(4) of the Ohio Revised Code, any amendments that propose to change or eliminate director classification must be approved by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company and by the affirmative vote of a majority of “Disinterested Shares” voting on the proposal. Under Section 1704.01 of the Ohio Revised Code, “Disinterested Shares” are defined as any shares held by a person or entity other than one that beneficially owns 10% or more of the Company’s issued and outstanding Common Shares (an “Interested Shareholder”). As of the date of this Proxy Statement, the Company believes that no person or group is an Interested Shareholder; however, a person or entity could become an Interested Shareholder by acquiring the right to vote additional Common Shares at the Annual Meeting.

Abstentions and broker non-votes will have the same effect as votes against this proposal for determining whether a majority of the voting power of the Company has approved the amendments to the Regulations. Abstentions and broker non-votes, however, are not “voted” and therefore are not considered in determining whether a majority of Disinterested Shares voting on the proposal has approved the amendments to the Regulations.

Effective of Changes

If approved, the amendments to the Articles and Regulations will become effective upon the filing of a Certificate of Amendment with respect to the Articles with the Secretary of State of the State of Ohio, which we plan to do promptly upon shareholder approval of Proposals 2 and 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THESE AMENDMENTS TO THE ARTICLES OF INCORPORATION AND REGULATIONS.

PROPOSAL 4 — APPROVAL OF THE FIRST FINANCIAL BANCORP KEY EXECUTIVE SHORT TERM INCENTIVE PLAN

On March 31, 2011, the Board of Directors of the Company adopted the material terms of the First Financial Bancorp Key Executive Short Term Incentive Plan (“Incentive Plan”), and the Incentive Plan will became effective as of January 1, 2011 upon approval of the shareholders at the annual meeting. The purpose of the Incentive Plan is to ensure that bonus payments made to certain key executive employees of the Company will be tax deductible to the Company under the Code.

The Incentive Plan is designed to provide incentive compensation for designated officers and/or key executives of the Company which is directly related to the performance of the Company and of such employees. Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to their chief executive officer or any of their three highest compensated officers (other than the chief executive officer and chief financial officer) unless such payments are “performance-based” in accordance with the conditions specified under Section 162(m) of the Code and the related Treasury Regulations. One of those conditions requires the Company to obtain shareholder approval of the material terms of the performance goals set by a committee of outside directors. In addition, if such committee has the authority to change the targets under a performance goal after shareholder approval of the goal, the material terms of the performance goals must be disclosed and reapproved by shareholders no later than five years after such shareholder approval was first obtained. Under the terms of the Incentive Plan, the Compensation Committee has the authority to establish performance goals each year based on certain objective performance criteria set forth in the Incentive Plan. For this reason, the Board of Directors is recommending that the shareholders approve the material terms of the Incentive Plan as described below. The Incentive Plan also complies with Section 409A of the Code. Subject to such approval, and if the applicable performance goals are satisfied, this proposal would enable the Company to continue to pay “performance-based” compensation to named executive officers of the Company and to obtain federal income tax deductions for such payments, without regard to the limitations of Section 162(m) of the Code.

Summary of the Incentive Plan

The following description of the Incentive Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is attached as Annex C to this proxy statement.

Administration

The Incentive Plan is administered by a committee that is selected by the Board and is composed of two or more members of the Board, each of whom is required to be an “outside director” (within the meaning of Section 162(m) of the Code). The Board has designated the Compensation Committee of the Board to act as such committee. The Committee has all the authority that may be necessary or appropriate to enable it to discharge its responsibilities with respect to the Incentive Plan, including authority to determine the eligibility for participation, establish the maximum award that may be earned by each participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each participant, calculate and determine each participant’s award based upon such level of attainment. Except as otherwise specifically limited in the Incentive Plan, the Committee has full power and authority to construe, interpret and administer the Incentive Plan.

Maximum Award

The Incentive Plan provides that the maximum 162(m) Incentive Award payable for any fiscal year to an eligible participant is the lower of 2x target Incentive Award or $2 million.

Eligibility

Officers and key executives of the Company and its subsidiaries designated by the Committee for each "Performance Period" (which is the period during which the performance is measured to determine the level of an award), if any, will be eligible for awards with respect to the Performance Period.  The Performance Period is the fiscal year of the Company, which is currently the calendar year.

Incentive Awards and Performance Goals

The Committee will establish for each Performance Period a maximum award (and, if the Committee so determines, a target and/or threshold award) and goals relating to the Company, subsidiary, divisional department and/or functional performance for each participant (the “Performance Goals”) within the time frame permitted under Section 162(m) of the Code (the first 90 days of the Company’s fiscal year) and communicate such Performance Goals to each participant. Participants will earn Incentive Awards based only upon the attainment of the applicable Performance Goals during the applicable Performance Period.

The Performance Goals for named executive officers will be based on attainment of specific levels of performance of the Company (or of a subsidiary, division, department or function thereof) with reference to one or more of the following criteria:

assets	average total common equity	deposits
earnings per share	economic profit added	efficiency ratio
gross margin	gross revenue	internal rate of return
loans	net charge-offs	net income
net income before tax	net interest income	non-interest expense
non-interest income	non-performing assets	operating cash flow
pre-provision net revenue	return on assets	return on equity
return on risk weighted assets	return on sales	stock price
tangible equity	total shareholder return

The Performance Criteria may be measured against peer group performance over a period of one year or such other period as the Committee may determine.

As soon as practicable following the end of the applicable Performance Period, the Committee will certify the attainment of the Performance Goals and will calculate the Incentive Award, if any, payable to each participant. Incentive Awards will be paid in a lump sum cash payment as soon as practicable following the determination of the amount thereof by the Committee, provided, however that the Committee may elect to pay a percentage of such Incentive Awards in shares of the Company’s common shares, no par value (“Shares”) pursuant to the 2009 Stock Plan.  Any Shares shall be subject to restrictions as may be determined by the Committee.  The Committee retains the right to reduce any Incentive Award, in its discretion. Incentive Awards are subject to clawback if the Committee determines that payment was based upon materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render the performance criteria to be unsuitable, the Committee may modify such performance criteria or the related minimum acceptable level of achievement as the Committee deems appropriate or equitable. However, no such modification shall be made if the effect would be to cause an Incentive Award to fail to qualify for such exception.

Amendment to Plan

The Company may amend, suspend or terminate the Incentive Plan, at any time, provided that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending Incentive Awards that are intended to qualify for the performance-based compensation exception to Section 162(m) of the Code to cease to qualify for such exception.

2011 Performance Goals

Set forth below are the performance goals set by the Committee with respect to the Named Executive Officers (“NEOs” for 2011:

2011 Performance Categories and Measures	Threshold (3) (50% Payout)		Target (3) (100% Payout)		Maximum (3) (200% Payout)
1.Financial Performance vs. Peer - Return on Assets - Earnings Per Share Growth Rate - Credit Quality (1)	25	%ile	50	%ile	75	%ile
2. Enterprise Risk Management Performance	(2)		(2)		(2)
3. Other - Operating Leverage (4) - Efficiency Ratio	25	%ile	50	%ile	75	%ile

(1)	Includes: non-performing assets to loans; net charge offs to loans; and reserves to non-performing loans.

(2)	Potential modifier (downward).

(3)	No payout if earnings per diluted share is < $0.

(4)	Positive Operating Leverage.

Required Vote

The Treasury Regulations promulgated under Section 162(m) of the Code require the affirmative vote of a majority of the votes cast to approve the Incentive Plan. Your broker is not entitled to vote your shares on this matter if no instructions are received from you. Such broker non-votes, as well as votes to “Abstain,” are not considered votes cast and therefore will have no effect on the vote on this matter. The favorable vote of a majority of the votes cast will constitute the approval of the Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE THE FIRST FINANCIAL BANCORP KEY EXECUTIVE SHORT TERM INCENTIVE PLAN.

PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Audit Committee of the board has appointed Ernst & Young LLP as First Financial’s auditors for the year 2011 and, in accordance with established policy, that appointment is being submitted to shareholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered in connection with the auditors’ appointment for 2012.

Ernst & Young were the Company’s auditors for the year ended December 31, 2010, and a representative of the firm is expected to attend the meeting, respond to appropriate questions and, if the representative desires, which is not now anticipated, make a statement.

Neither state law nor our corporate documents require that shareholders ratify the appointment of our independent registered public accounting firm.  However, we are submitting the proposal for ratification as a matter of good corporate governance.  If shareholders do not ratify the appointment, the Audit Committee will consider whether or not to retain Ernst & Young in the future.  Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such appointment would be in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ended December 31, 2011.

PROPOSAL 6 — ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on the Company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section and tabular disclosure and accompanying narrative discussions of the Named Executive Officer (“NEO”) compensation in this proxy statement, the Compensation Committee believes that the balanced compensation mix consisting of base salary, annual cash incentives and long-term equity awards is fair and equitable and aligns management’s interests with the interests of stockholders.

•
Base salary is designed to meet a minimum level of compensation necessary to attract and retain highly qualified employees. Although the overall compensation mix is reviewed annually, increases in base salaries generally have been limited to reflect increased assumption of responsibility and to foster both internal and external pay equity.  The increases in base salary this year were principally due to the increase size and complexity of our company.

•
Long-term equity awards are designed to reward executives for the achievement of long-term financial goals and objectives, and to retain and motivate talented executives in this challenging regulatory and economic environment.

•
Annual cash incentives are designed to reward executives for achieving short-term financial objectives that generally have long-term financial impact on stockholder value. In 2010, we outperformed our peers which resulted in a 1x payout under the short-term incentive plan, decreased by 15% for our NEOs due to our participation in TARP for part of 2010.

•
In 2010, the Company renegotiated employment agreements previously entered into with the NEOs.  These agreements, effective January 1, 2011, eliminated tax gross-ups in the event of a change in control and certain evergreen features in some agreements.

We urge shareholders to read the “Compensation Discussion and Analysis” beginning on page 34 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 52 through 66, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2011 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of First Financial Bancorp (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2011 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the board of directors. Although non-binding, the board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 7 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our shareowners as to the frequency with which shareowners would have an opportunity to provide an advisory approval of our executive compensation program. We are providing shareowners the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our shareowners select a frequency of three years, or a triennial vote.

Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow shareowners to better judge our executive compensation program in relation to our long-term performance. As described in the Compensation Discussion and Analysis section in this proxy statement, one of the core principles of our executive compensation program is to ensure management’s interests are aligned with our shareowners’ interests to support long-term value creation. Accordingly, we grant awards with multi-year performance and service periods to encourage our NEOs to focus on long-term performance, and recommend a triennial vote which would allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance.

A triennial vote will provide us with the time to thoughtfully respond to shareowners’ sentiments and implement any necessary changes. We carefully review changes to our program to maintain the consistency and credibility of the program which is important in motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our people and compensation committee sufficient time to thoughtfully consider shareowners’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

We will continue to engage with our shareowners regarding our executive compensation program during the period between shareowner votes. We acknowledge that certain institutional advisory firms are recommending a vote on executive compensation every year and we understand the arguments made for such annual vote.  Engagement with our shareowners is a key component of our corporate governance. We seek and are open to input from our shareowners regarding board and governance matters, as well as our executive compensation program, and believe we have been appropriately responsive to our shareowners. We believe this outreach to shareowners, and our shareowners’ ability to contact us at any time to express specific views on executive compensation, hold us accountable to shareowners and reduce the need for and value of more frequent advisory votes on executive compensation.

Your vote is requested. We respectfully request that our shareowners select “Three Years” when voting on the frequency of advisory votes on executive compensation. You may vote for every one, two or three years, or may abstain from voting on the following resolution:

RESOLVED: That the option of every year, two years or three years that receives the highest number of votes cast for this resolution will be the frequency with which the shareholders of First Financial Bancorp recommend by advisory vote that the Company hold an advisory vote on the compensation of our named executive officers as set forth in this proxy statement under the heading “Executive Compensation,” including the Compensation Discussion and Analysis and the accompanying compensation tables and related material.

This vote is non-binding, and the final decision with respect to the frequency of future advisory votes on executive compensation remains with the Board. Although this vote is non-binding, we highly value the opinions of our shareholders. Accordingly, the Board and the Compensation Committee will consider the outcome of this vote in connection with decisions concerning the frequency with which to hold advisory votes on executive compensation. In accordance with applicable laws, at least every six years you will have the opportunity to recommend the frequency of future advisory votes on executive compensation

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

  CORPORATE GOVERNANCE

General

The business and affairs of the Company are managed under the direction of the Board of Directors.  Members of the Board are kept informed through discussions with the President and the Company’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.  All members of the Board in 2010 also served as directors of the Company’s subsidiary bank, First Financial Bank, N.A. during 2010.

Board Leadership Structure

The Board is currently led by a non-executive Chair.  The current Chairman of the Board, Murph Knapke, who is an independent director, presides over each board meeting and performs such other duties as may be incident to the office.  Although our corporate documents would allow our Chair to hold the position of Chief Executive Officer, our Corporate Governance Principles provides that these two positions at First Financial Bancorp must be separate.  Your board believes this separation allows our Chair to provide additional independent oversight of management.  The offices of the Chair and CEO at the Company have been separate since 1997.

The Board’s Role in Risk Oversight

Our Board of Directors, with the assistance of the Risk Committee and other Board committees as discussed below, reviews and oversees our Enterprise Risk Management (“ERM”) program, which is an enterprise-wide program designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk consideration into decision making. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk, and promote visibility and constructive dialogue around risk at all levels of the organization.    The Company’s risk governance structure starts with each line of business being responsible for managing its own risks.  In addition, the Board of Directors and executive management have appointed a Chief Risk Officer to support the risk oversight responsibilities of the Board and its committees and to involve management in risk management by establishing committees comprised of management personnel who are assigned responsibility for oversight of particular risk areas in the organization.  An Enterprise Risk Management Committee (“ERMC”) comprised of senior management is the senior most focal point within our company to monitor, evaluate and recommend comprehensive policies and solutions to deal with all aspects of risk and to assess the adequacy of any risk remediation plans in the company’s businesses.  Reporting up to the ERMC currently are various risk-related committees whose members are comprised of lines of business, risk management and senior officers.  The Chief Risk Officer provides the board with a quarterly risk profile of the Company as well as the results of the ERMC.  Under the ERM program, management develops a holistic portfolio of Company enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments, and incorporating information regarding specific categories of risk gathered from various internal Company operations. Management then develops risk response plans for risks categorized as needing management focus and response and monitors other identified risk focus areas. Management provides regular reports on the risk portfolio and risk response and monitoring efforts to the ERMC and to the Risk Committee.

Our Board assumes a significant oversight role in risk management both through its actions as a whole and through its committees.

•
The Risk Committee assists the Board in overseeing enterprise-wide risks, including credit risk, market risk, liquidity risk, operational risk, regulatory, legal risk and reputation risk.  The Risk Committee’s role and its relationship with the Board regarding risk oversight are more fully described under “Meetings of the Board of Directors and Committees of the Board – Board Committees - Risk Committee.”

•
The Compensation Committee evaluates, with our senior officers, risks posed by our compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks. The Compensation Committee’s role and its relationship with the Board are more fully described under “Committees of the Board – Compensation Committee” and “Compensation Committee Report.”

•
The Audit Committee reviews our systems to manage and monitor financial risk with management and our internal audit department. The Audit Committee’s role and its relationship with the Board are more fully described under “Committees of the Board – Audit Committee.”

•	Select members of management attend all Board meetings and are available for questions regarding particular areas of risk.

While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board of Directors has determined that eleven (11) of its current twelve (12) members are independent directors as that term is defined under the rules of the Nasdaq Stock Market (the “Nasdaq”).  All directors, other than our CEO, Claude E. Davis, are independent directors.  To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with the Company and its affiliates fall within these categories is independent:

•
A loan made by the First Financial Bank to a director, his or her immediate family or an entity affiliated with a director or his or her immediate family, or a loan personally guaranteed by such persons if such loan (i) complies with federal regulations on insider loans, where applicable; and (ii) is not classified by the bank’s credit committee or by any bank regulatory agency which supervised the bank as substandard, doubtful or loss;

•
A deposit, trust, insurance brokerage, investment advisory, securities brokerage or similar client relationship between First Financial Bank or its subsidiaries and a director, his or her immediate family or an affiliate of his or her immediate family if such relationship is on customary and usual market terms and conditions;

•	The employment by the Company or its subsidiaries of any immediate family member of the director if the employee serves below the level of a senior vice president;

•
Purchases of goods or services by the Company or any of its subsidiaries from a business in which a director or his or her spouse or minor children is a partner, shareholder or officer, if the director, his or her spouse and minor children own five (5%) percent or less of the equity interests of that business and do not serve as an executive officer of the business; or

•
Purchases of goods or services by the Company, or any of its subsidiaries, from a director or a business in which the director or his or her spouse or minor children is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her spouse or minor children or such business in the last calendar year does not exceed the greater of $200,000 or 5% of the gross revenues of the business.

Pursuant to its charter, the Audit Committee reviews and ratifies all related transactions.  Any loans to a director or a related interest are approved in accordance with banking laws.  For a discussion of such relationships, see “—Other Business Relationships.”

Transactions with Related Parties / Other Business Relationships

Corinne R. Finnerty, a director of the Company, is a shareholder and an officer of McConnell Finnerty Waggoner PC, which has been retained by First Financial Bank, N.A. and previous Company bank subsidiaries during the prior fiscal year and the current fiscal year.  During 2010 the Company’s subsidiaries paid the firm $48,751 in legal fees and reimbursable expenses.  The Board of Directors has determined that these payments, which are below the applicable limits established by the rules of the Nasdaq, do not affect Ms. Finnerty’s status as an independent director.

Effective 2011, the Board adopted changes to its Corporate Governance Principles that provides that no director shall perform professional services for the Company or its affiliates.  Such prohibition shall apply to such services provided (1) directly by the director (or an immediate family member) or (2) where the director (or an immediate family member) is affiliated with the organization that provides the professional services to the Company.  Professional services can be characterized as advisory in nature, generally involves access to sensitive company information or to strategic decision-making, and typically have a commission- or fee-based payment structure.  For the purposes of these Principles, professional services generally include, but are not limited to the following:  investment services; insurance services; accounting/auditing services; consulting services; marketing services; legal services; property management services; realtor services; lobbying services; executive search services; and IT consulting services.  This prohibition shall not apply to services initiated prior to January 1, 2011.

Indebtedness of Directors and Management

Some of the officers and directors of the Company and the companies with which they are associated were clients of the banking subsidiary of the Company.  The loans to such officers and directors and the companies with which they are associated (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

First Financial Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers, principal shareholders and their employees on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.  We presume that extensions of credit which comply with the Federal Reserve Regulation O to be consistent with director independence.  In other words, we do not consider normal, arms-length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Board Self-Assessment

The board conducts a self-assessment annually, which our Corporate Governance and Nominating Committee (“CGNC”) reviews and discusses with the Board.  In addition, in 2011 we will have implemented a similar periodic self-assessment at each of the committees of the Board.

Director Education

The Board recognizes the importance of its members keeping current on Company and industry issues and their responsibilities as directors.  All new directors attend orientation training soon after being elected to the Board.  Also, the Board encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations, and externally-offered programs.

Nominating Procedures

It is the CGNC’s policy that it will consider director candidates recommended by shareholders in accordance with the procedures outlined in the Company’s Regulations.  Under those procedures, shareholders who wish to nominate individuals for election as directors must provide:

•	The name and address of the shareholder making the nomination and the name and address of the proposed nominee;
•	The age and principal occupation or employment of the proposed nominee;
•	The number of common shares of the Company beneficially owned by the proposed nominee;
•	A representation that the shareholder making the nomination:
-      Is a holder of record of shares entitled to vote at the meeting, and
-      Intends to appear in person or by proxy at the meeting to make the nomination;
•	A description of all arrangements or understandings between the shareholder making the nomination and the proposed nominee;
•
Any additional information regarding the proposed nominee required by the proxy rules of the Securities and Exchange Commission (the “SEC”) to be included in a proxy statement if the proposed nominee has been nominated by the Company’s Board of Directors; and

•	The consent of the proposed nominee to serve as a director if elected.

In order to be recommended for a position on the Company’s Board of Directors by the committee, a proposed nominee must, at a minimum, (i) be able to comply with the Company’s Corporate Governance Principles, and (ii) through a combination of experience and education have the skills necessary to make an effective contribution to the Board of Directors.  In accordance with the Company’s Regulations, no one may be elected to the Board of Directors after reaching his or her seventieth birthday.

In connection with next year’s Annual Meeting of Shareholders, the committee will consider director nominees recommended by shareholders provided that notice of a proposed nomination is received by the Company no later than February 24, 2011, as provided in the Company’s Regulations.  Notice of a proposed nomination must include the information outlined above and should be sent to First Financial Bancorp, Attention: Gregory A. Gehlmann, General Counsel & Secretary, 201 E. Fourth Street, Suite 2000, Cincinnati, OH 45202.

Director Qualifications/Diversity

The committee identifies nominees for director through recommendations by shareholders and through its own search efforts, which may include the use of external search firms.  The committee evaluates nominees for director based upon criteria established by the committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder.  The criteria evaluated by the committee include, among other things, the candidate’s judgment, integrity, leadership ability, business experience, and ability to contribute to board member diversity (including, but not limited to gender, race, ethnicity, as well as experience, geography, qualifications, attributes and skills) in a wide variety of areas.  Although our Corporate Governance Principles discuss its importance, we have not established a particular policy regarding the consideration of diversity in identifying director nominees.  However, the CGNC recognizes that racial and gender diversity of the Board is an important part of its analysis as to whether the Board constitutes a body that possesses a variety of complimentary skills and experiences.  The committee also considers whether the candidate meets independence standards, is “financially literate” or a “financial expert,” is available to serve, and is not subject to any disqualifying factor.  No one individual trait is given particular weight in the decision process.  We believe each of the Company’s directors and director nominees possess the personal characteristics needed for the responsibilities as a director.

Stock Ownership Guidelines

In January 2007, the Compensation Committee adopted stock compensation guidelines whereby directors are required to own Company stock equal to at least three times the director’s annual retainer within three years of first becoming a director of the Company.  All directors who have been non-employee directors for at least three years are in compliance with this requirement.  The requirement in the First Financial Bank, N.A. Bylaws that a director own at least $1,000 of First Financial stock upon election or appointment to the Board is still in place.  Currently, we do not have stock ownership guidelines for our executive officers.

Director Change in Status

In the event of a change in the principal occupation, business association or residence of a director, such director shall submit his/her resignation to the Chair of the Corporate Governance & Nominating Committee. The Corporate Governance & Nominating Committee shall determine if it is in the best interest of the Company to accept the resignation or to allow for such director to continue serving as a member of the board of directors.

Other Directorships and Committee Memberships

To preserve independence and to avoid conflicts of interest, directors are to limit the number of other public company boards on which they serve to three or fewer.  Directors are to advise the Chairman of the Board and the Chair of the CGNC before accepting an invitation to serve on another public company board.  Members of the Audit and Compensation Committees are discouraged from serving on a number of similar committees of other public companies that would affect their ability to function effectively on the Boards and their committees.  In addition:

•	The CEO is limited to serving on the boards of no more than two additional public companies.
•	Absent prior approval by the CGNC, all Board members are to limit their board membership on non-public/charitable organizations to no more than five.

Code of Business Conduct and Ethics and Corporate Governance Principles

We have adopted a Code of Business Conduct and Ethics which applies to all First Financial (including subsidiaries) directors, officers and employees. The code governs the actions and working relationships of First Financial employees, officers and directors. The code addresses, among other items, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of corporate assets and compliance with laws, rules and regulations and encourages the reporting of any illegal or unethical behavior.

We also maintain a Code of Ethics for Senior Financial Officers which addresses some of the same issues as the Code of Business Conduct, such as the importance of honesty, integrity and confidentiality, but establishes specific standards related to financial controls and reporting for senior financial officers of First Financial.  We will disclose any substantive amendments to or waiver from provisions of the code made with respect to the chief executive officer, principal financial officer or principal accounting officer on our website.

We have also adopted Corporate Governance Principles, which are intended to provide guidelines for the governance of First Financial by the Board and its committees.  The Corporate Governance Principles cover, among other issues, executive sessions of the board of directors, director qualifications, director responsibility, director independence, voting for directors, limitations on other boards, continuing education for members of the board of directors, and internal performance evaluations.

These documents are available within the Investor Relations section of our website at www.bankatfirst.com/Investor under the “Corporate Governance” link.

Whistle Blower Procedures

The Audit Committee and the Board of Directors have approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters.  There are also procedures for the submission by the Company or affiliate employees of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Succession Planning

In light of the critical importance of executive leadership to First Financial’s success, we have instituted an annual succession planning process, which is guided by the CGNC.  The process started first for our CEO and has been developed for the CEO’s direct reports and will be implemented enterprise wide for senior level managers.  Management regularly identifies high potential executives for additional responsibilities, new positions, promotions or similar assignments to expose them to diverse operations within the Company, with the goal of developing well-rounded and experienced senior leaders.  As part of the annual process, the CEO and human resources collaborate with the CGNC to prepare succession and management development and review.  The CGNC reports to the full board on its findings and the Board deliberates in executive session on the CEO succession plan.

Policy on Majority Voting

The Board recognizes that, under the Articles and Regulations, director nominees who receive the greatest number of shareholder votes are automatically elected to the Board of Directors, regardless of whether the votes in favor of such nominees constitute a majority of the voting power of First Financial.  Nevertheless, we have adopted a policy on majority voting for the election of directors in our Corporate Governance Principles. You can view these within the Corporate Governance section of our website at www.bankatfirst.com/Investor. The policy requires nominees who receive a greater number of votes “withheld” from his or her election than votes “for” his or her election to tender his or her written resignation to the CGNC for consideration by the committee following the certification of the shareholder vote. This requirement applies only in an uncontested election of directors, which is an election in which the only nominees are persons nominated by the Board of Directors.

The committee will then consider such resignation and make a recommendation to the Board concerning whether to accept or reject such resignation. In determining its recommendation to the Board, the committee will consider all factors deemed relevant by members of the committee including, without limitation, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on such committee in such capacity), and whether the director’s resignation from the Board would be in the best interest of First Financial and its shareholders.

The committee also will consider a range of possible alternatives concerning the director’s tendered resignation as the members of the committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the committee to have substantially resulted in the “withheld” votes. The Board will take formal action on the committee’s recommendation no later than 90 days following the certification of the shareholder vote. In considering the committee’s recommendation, the Board will consider the information, factors and alternatives considered by the committee and such additional information, factors and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision, together with a full explanation of the process by which the Board made its decision and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation within four business days after the Board makes its decision.

Communicating with the Board of Directors
The Board of Directors has established a process by which shareholders may communicate with the Board of Directors.  Shareholders may send communications to the Company’s Board of Directors or to individual directors by writing to:

Attn: Board of Directors (or name of individual director)
First Financial Bancorp
P.O. Box 1242
Hamilton, OH  45012-1242

Letters mailed to this post office box will be received by the director who serves as chair of the Audit Committee or the director who serves as chair of the Nominating and Corporate Governance Committee, as alternate.  A letter addressed to an individual director will be forwarded unopened to that director by the chair of the Audit Committee.

Information regarding this process is also available within the Investor Relations section of our website at www.bankatfirst.com/Investor under the “Corporate Governance” link.  For questions regarding this process, shareholders may call the Company’s General Counsel & Secretary, Gregory A. Gehlmann, at (513) 979-5772.

Meetings of the Board of Directors and Committees of the Board

Board Meetings

During the last fiscal year, the Board of Directors held six regularly scheduled meetings and two special meetings.  All of the incumbent directors attended 75% or more of those meetings and the meetings held by all board committees on which they served, during the periods that they served as directors.   Note that Director Booth did not become a member of the Board until December 2010 and did not attend any Board or committee meetings in 2010.

The Board of Directors believes that it is important for directors to participate in scheduled board and committee meetings and to attend the Annual Meeting.  It is the policy of the Board of Directors that directors who participate in fewer than 75% of scheduled board and committee meetings, or who do not attend the Annual Meeting, unless excused by the Board of Directors, are subject to not being re-nominated to the Board of Directors.   During 2010 all of the incumbent nominees attended more than 75% of the scheduled meetings.  All of the Company’s ten directors then in office attended the 2010 Annual Meeting.

Executive Sessions of Non-Management Directors

The independent directors meet in regularly scheduled meetings at which only the independent directors are present.  During 2010, the independent directors held six such meetings.

Board Committees

The Board of Directors has the following standing Committees:  Corporate Governance and Nominating, Compensation, Audit, and Risk.  Other committees are formed as needed.

Corporate Governance and Nominating Committee.  The CGNC reports to the Board on corporate governance matters, including the evaluation of the Board and its Committees and the recommendation of appropriate Board Committee structures and membership.  The Committee also establishes procedures for the director nomination process and recommends director nominees for Board approval.  Furthermore, the Committee oversees and monitors the CEO and other executive succession.  The Committee is comprised of the following directors, each of whom satisfies the definition of independence for Nominating Committee members under the rules of the Nasdaq: J. Wickliffe Ach (Chair), Cynthia O. Booth, Corinne R. Finnerty, and Richard E. Olszewski.  The Committee held four meetings during the 2010 fiscal year.

Compensation Committee.  The Compensation Committee’s primary responsibilities include:

•	determining and approving the compensation of the CEO and each executive officer of the Company as determined pursuant to Rule 16a-1(f) under the Securities Exchange Act of 1934;

•
evaluating the performance of the Company’s CEO for all elements of compensation and other executive officers with respect to incentive goals and objectives approved by the committee and then approving all executive officers’ compensation based on those evaluations and other individual performance evaluations provided to the committee;

•
reviewing and evaluating all benefit plans of the Company in accordance with applicable laws, rules and regulations (including those that apply due to the Company’s participation in the TARP - Capital Purchase Plan);

•
overseeing the preparation of the compensation discussion and analysis and recommending to the full Board its inclusion in the annual proxy statement in accordance with applicable laws, rules and regulations;

•
annually reviewing the executive incentive compensation arrangements to see that such arrangements do not encourage such officers to take unnecessary and excessive risks that threaten the value of the Company; and

•	recommending to the Board of Directors compensation for directors.

The Committee has the authority to retain compensation consultants to assist in the evaluation of director and executive compensation.  During 2010, the Committee utilized the services of an independent compensation consultant.

The Compensation Committee is comprised of the following directors, each of whom satisfies the definition of independence for Compensation Committee members under the rules of the Nasdaq and SEC: Susan L. Knust (Chair), J. Wickliffe Ach, David S. Barker, and William J. Kramer.  The Compensation Committee held six meetings during 2010.

Audit Committee.  During 2010, the Audit Committee served in a capacity to oversee the audit functions of the Company and First Financial Bank, N.A.  The Committee is responsible for overseeing the Company’s accounting and financial reporting processes, the external auditors’ qualifications and independence, the performance of the Company’s internal audit function and the external auditors, and the Company’s compliance with applicable legal and regulatory requirements.  The committee operates pursuant to a written charter that was adopted by the Board of Directors and is comprised of the following directors, each of whom satisfies the definition of independence for Audit Committee members under the rules of the Nasdaq and the SEC:  William J. Kramer (Chair), David S. Barker, Donald M. Cisle, Sr., and  Maribeth S. Rahe.  The Board of Directors has determined William J. Kramer is an Audit Committee financial expert serving on the Audit Committee.  The Audit Committee held six meetings during the fiscal year (three of which were joint Audit/Risk Committee meetings).

Risk Committee.  In 2010, the Board determined to form a separate Risk Committee to assist in overseeing enterprise-wide risks, including interest rate, credit, reputation, strategic, technology, operational, legal, regulatory, governance, reputation, market, liquidity and reporting risks. To the extent it deems necessary or appropriate, the Risk Committee carries out the following responsibilities, among others:

•	Review and approve significant risk assessment and risk management policies, and develop and implement additional policies relating to risk assessment and risk management

•	Evaluate risk exposure and tolerance.

•	Consult with the Chief Risk Officer regarding credit and other risks, as appropriate.

•	Consult with the Audit and Compensation Committees regarding financial and compensation risks, as appropriate.

The Risk Committee is comprised of the following directors, each of whom satisfies the definition of independence for Risk Committee members under the rules of the Nasdaq and SEC: Richard E. Olszewski (Chair), Mark A. Collar, Corrine R. Finnerty and Cynthia O. Booth.  The Risk Management Committee held five meetings during 2010.

Capital Sub-Committee.  During 2009, the Board formed a Capital Sub-Committee consisting of Messrs. Murph Knapke (Chair), Donald M. Cisle, William J. Kramer, and Richard E. Olszewski.   The Capital Sub-Committee was formed to consider various capital raising opportunities, including the TARP - Capital Purchase Program. The Capital Sub-Committee met two times in 2010.

Availability of Committee Charters.  The Corporate Governance and Nominating, Compensation, Risk and Audit Committees operate pursuant to separate written charters adopted by the Board.  Each committee reviews the charter at least annually.  Copies of the charters are available within the Investor Relations section of our website at www.bankatfirst.com/Investor under the “Corporate Governance” link. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.

BOARD COMPENSATION FOR FISCAL 2010

The Compensation Committee reviews the individual components and total amount of director compensation at least annually. The Compensation Committee will recommend changes in director compensation to the Board aided by its review of competitive pay data for non-employee directors of the financial services companies in the Company’s Peer Group. It may recommend changes to director compensation more or less frequently based on its analysis of this competitive data. The Compensation Committee uses the same Peer Group for this purpose as used by the committee to determine competitive pay for named executives.  See “-External Benchmarks” in the CD&A below.  The Compensation Committee has retained Towers Watson to act as the Committee’s independent compensation consultant.

Name	Fees Earned or Paid in Cash ($) (1) (2)	Stock Awards ($)(3)		All Other Compensation ($)(5)	Total ($)
J. Wickliffe Ach	$42,037	$60,002	(3)	$270	$102,309
David S. Barker	21,583	20,007	(4)	—	41,590
Donald M. Cisle, Sr.	47,621	60,002	(3)	270	107,893
Cynthia O. Booth(6)	—	—		—	—
Mark A. Collar	39,604	—		2,942	42,546
Corinne R. Finnerty	41,264	60,002	(3)	270	101,536
Murph Knapke	67,348	—		2,981	70,290
Susan L. Knust	42,626	—		995	43,621
William J. Kramer	51,476	—		2,942	54,418
Richard E. Olszewski	48,627	60,002	(3)	270	108,899
Maribeth S. Rahe	20,833	20,007	(4)	—	40,840

(1)
Includes retainers, board and committee attendance fees, and retainers for committee chairs for both First Financial Bancorp and First Financial Bank.  Does include taxes imposed on bank and holding company directors’ fees by the respective Cities of Hamilton and Norwood, Ohio paid by First Financial for the first and second quarter of 2010.  The program discontinued after the second quarter of 2010.

(2)
Pursuant to the Company’s Director Fee Stock Plan, directors may elect to have all or any part of the annual retainer fee paid in the Company’s common shares.  See also “- Director Stock Fee Plan.” This column includes shares purchased under such plan as follows:

Name	Amount of Fees Used to Purchase Common Shares
J. Wickliffe Ach	$5,000
David S. Barker	5,833
Donald M. Cisle, Sr.	6,800
Cynthia O. Booth(6)	—
Mark A. Collar	2,000
Corinne R. Finnerty	13,200
Murph Knapke	13,200
Susan L. Knust	10,000
William J. Kramer	13,200
Richard E. Olszewski	13,200
Maribeth S. Rahe	13,333

(3)
Total value is computed utilizing the grant date market value for restricted stock awards.   See Note 20 – Stock Options and Awards of the Company’s Annual Report on Form 10-K for additional information on valuation methodology.  Based on the closing price of First Financial’s common shares as of the date of grant (May 25, 2010) of $15.79 per share.  Shares (3,800) vest over a three-year period beginning May 25, 2011.   Dividends on unvested restricted stock are held in escrow and only paid upon vesting of the shares.  See “- Director Stock Plans.”

(4)
Total value is computed utilizing the grant date market value for restricted stock awards.   See Note 20 – Stock Options and Awards of the Company’s Annual Report on Form 10-K for additional information on valuation methodology.  Based on the closing price of First Financial’s common shares as of the date of grant (July 27, 2010) of $16.24 per share.  Shares (1,232) vest on July 27, 2011.   Dividends on unvested restricted stock are held in escrow and only paid upon vesting of the shares.  See “- Director Stock Plans.”

(5)
With respect to restricted stock grants made prior to 2010, includes dividends paid on unvested restricted stock awards.  Does not include taxes imposed on bank and holding company directors’ fees by the respective Cities of Hamilton and Norwood, Ohio paid by the Company.  Effective July 27, 2010, we no longer pay such taxes for the directors.

(6)	Ms. Booth was appointed to the Board of Directors on December 9, 2010.

Board/Committee Fees

Effective July 27, 2010, non-employee directors of the Company and First Financial Bank receive (a) annual retainers of $10,000 and $10,000, respectively; and (b) $750 for each board and committee meeting attended.  Committee chairs receive annual retainers of $7,500; however, the chair of the Audit Committee receives a $10,000 annual retainer and the chair of the Risk Committee receives an additional retainer of $2,500 through December 31, 2011, to recognize time expectations of establishing the new Committee and the interaction with the Federal Reserve to meet expectations of Company new ERM program.  These chair retainers are to recognize the extensive time that is devoted to committee matters including meetings with management, auditors, attorneys and consultants and preparing committee agendas.  Furthermore, the Chair and Vice Chair of the Company receive annual retainers of $40,000 and $7,500 annually, respectively.  Director fees are paid quarterly.

Director Stock Plans

In 2006, First Financial’s shareholders approved the Amended and Restated 1999 Director Stock Plan. The plan provided that directors can receive options and/or restricted stock awards.  Beginning in 2006, upon election or re-election to a three-year term, each non-employee director receives $60,000 in value of restricted stock which vest 1/3 each year after the first year following election or re-election.  Prior to 2006, upon election or re-election to a three-year term, each non-employee director received stock options with an expected value of $60,000 at the time of grant.  Grants are made on the date of the annual meeting based on the closing price of the Company’s common shares that day.   No further awards can be granted under the 1999 Director Stock Plan as it expired by its terms on April 26, 2009. The 1999 Director Stock Plan will remain in effect with respect to awards already granted under the plan until such awards have been exercised, forfeited, canceled, have vested, expired or otherwise terminated in accordance with the terms of such grants.

In 2009, First Financial’s shareholders adopted the 2009 Director Stock Plan with similar features as the Amended and Restated 1999 Plan.

Stock Grants to Nominee Directors

In the event Directors Barker, Booth, Knust and Rahe are re-elected to the Board, and the amendments to the Articles and Regulations are approved each will receive a grant of $20,000 of restricted stock from the 2009 Directors Stock Plan which would vest one year from the date of grant.  In the event the amendments (Proposals 2 and 3) are not adopted, Directors Barker, Knust and Rahe will each receive a grant of $60,000 of restricted stock which would vest over a three-year period (notwithstanding the amendments, Ms. Booth will receive $20,000 of restricted stock which would vest one year from the date of grant).  At March 28, 2011, the closing price of our common shares was $16.18 per share, which would equate to a grant of approximately 1,236 restricted shares each (assuming the amendments to the corporate documents are adopted – if the amendments are not adopted, Directors Barker, Knust and Rahe would receive approximately 3,708 restricted shares each).

Director Fee Stock Plan

Each year, directors are given the opportunity to have all or a portion of their board fees invested in the Company’s common stock.  Elections are made once a year.  Shares are purchased by an independent broker dealer after the payment of the quarterly board fees.

Reimbursement

Directors are entitled to reimbursement of their reasonable travel expenses for attending Board of Director and Committee meetings.  Claude Davis, who is also an employee of the Company, did not receive any additional fees for serving on the Board of Directors and therefore has been omitted from the table.  For a discussion of Mr. Davis’ compensation, see “Executive Compensation.”

BACKGROUND OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following describes at least the last five years of business experience of executive officers of First Financial, or its principal wholly-owned subsidiary First Financial Bank, who are not Directors of First Financial.  The descriptions include any other directorships at public companies held during the past five years.

C. Douglas Lefferson (age 46) - executive vice president and chief banking officer since November 2010; executive vice president and chief operating officer April 2005 – November 2010; chief financial officer – January 2002 – April 2005.  He has spent his entire banking career in various positions within the Company and its subsidiaries.

J. Franklin Hall (age 42) - executive vice president and chief financial officer of First Financial since July 2007; has served as chief financial officer since April 2005.  He has served other roles with affiliates of the Company, president of First Financial Capital Advisors, LLC (April 2007 – December 31, 2010) and president of the First Funds family of proprietary mutual funds (December 2006- December 2009).  Mr. Hall had served as controller for First Financial January 2002 – April 2005.  Mr. Hall joined First Financial in June of 1999.  Prior to joining First Financial, Mr. Hall was with Firstar Bank, N.A. (now known as US Bancorp) in Cincinnati, Ohio and began his career with Ernst & Young LLP.

Richard Barbercheck (age 52) - executive vice president and chief credit officer since April 2010; has served as chief credit officer since June 2006.  He joined First Financial in November of 2005 and was senior vice president and chief risk officer until June 2006.  Before joining First Financial, he was with Irwin Financial Corporation in Columbus, Indiana, where he most recently managed their credit risk evaluation group. He has a total of 29 years of banking experience, including bank management, commercial lending and credit administration. He previously served as president of a small bank in Indiana from 1993 until 1998.

Gregory A. Gehlmann (age 49) - executive vice president and general counsel since April 2010; has been general counsel since joining the company in June 2005.   From July 2006 – August 2008, he assumed the additional responsibility of chief risk officer.  Prior to joining First Financial, Mr. Gehlmann practiced law for 16 years in Washington, D.C. From March 2000 to June 2005, he served as partner/counsel at Manatt, Phelps & Phillips, LLP, Washington, D.C. where he served as counsel to public and private companies, as well as investors, underwriters, directors, officers, and principals regarding corporate securities, banking, and general business and transactional matters.

Anthony M. Stollings (age 56) - senior vice president, chief accounting officer, and controller since joining the company in December 2006.  Prior to joining First Financial, Mr. Stollings was most recently the chief financial officer of Midwest Financial Holdings, Inc.  He previously spent 13 years with Provident Financial Group, Inc., a commercial banking and financial services company in Cincinnati, Ohio, where he was most recently the senior vice president, chief accounting officer, and controller from 2002 to 2004 and senior vice president and controller from 1998 to 2002.

COMPENSATION COMMITTEE REPORT

In its capacity as the compensation committee of the Board, the Compensation Committee has reviewed and discussed with management the CD&A below. Based on this review and these discussions, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

First Financial redeemed the preferred stock issued to the U.S. Department of the Treasury under TARP on February 24, 2010. While the Company was a participant in TARP, the Committee was required, in conjunction with the senior risk officers, to discuss, review and evaluate, at least every six months, (1) the TARP senior executive officer ("SEO") compensation plans to ensure that they did not encourage SEOs to take unnecessary and excessive risks that threatened the value of the Company, (2) employee compensation plans in light of the risks posed by such plans and how to limit such risks, and (3) employee compensation plans to ensure that they did not encourage the manipulation of reported earnings to enhance the compensation of any employees. However, risk assessment has long been a focus of the Company, even before it was a participant in TARP.

As required and discussed below in the CD&A, the Compensation Committee has reviewed its executive and other incentive programs to determine if their design and/or metrics encourage unnecessary and or material risk taking. The Compensation Committee believes, based on the provisions and actions described below, that they do not.

The Compensation Committee met with the Company’s Chief Risk Officer to review incentive and bonus compensation arrangements for the Company’s named officers and identify whether these arrangements had any features that might encourage unnecessary and excessive risk-taking that could threaten the value of First Financial.  Further risk reviews were conducted throughout the year to review all incentive compensation plans of the Company.

Based on these reviews and the presentations by risk management, the Compensation Committee determined that the incentive plans did not present the potential for excessive risk taking because:

•	the incentive plans for the SEOs were based upon the overall Company performance rather than any individual business unit or product;
•	the Insider Trading Policy prohibits those subject to the policy from engaging in derivative and hedging transactions in Company common stock;
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of the fact that the Company is not in many of the lines of businesses that have often exposed firms to substantial risks (such as origination or securitization of sub-prime mortgage loans or significant proprietary derivatives trading or strategic investing);

•
a significant portion of the compensation of our senior management is in the form of long-term, equity-based pay which vests over a multi-year period and has an inherent risk adjustment factor based on the Company’s share value;

•	NEOs and next twenty most highly compensated employees were subject to the clawback policies during the TARP Period ; and
•	The 2010 STIP and the Retention Bonuses to the NEOs are subject to clawback.

The Compensation Committee also continues to monitor a separate, on-going risk assessment by senior management of the Company’s broader employee incentive compensation practices as part of the SEC’s recent rules. Under this initiative, senior Company human resources, compliance, credit, and legal personnel compiled and risk management analyzed the Company’s incentive plans, including plan documents, eligibility criteria, payout formulas and payment history, and held extensive interviews with business line managers to understand how evaluation of business risk affects incentive plan performance measures and compensation decisions.

Once out of TARP, First Financial continued its focus on compensation risk and on the Federal Reserve's guidance regarding the application of safety and soundness standards to incentive compensation policies. As part of this focus, management and the Committee continued to work in 2010 to build upon the established review process and to enhance First Financial’s plans and processes to further mitigate potential risks. Specifically, during the course of 2010:

•	The Compensation Committee implemented clawbacks with respect to the STIP and the retention bonuses.
•	The Company continues to inventory all incentive compensation plans and evaluate them for unnecessary risk and will provide annual reports to the Compensation Committee.

It is both the Committee's and management's intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

In light of these risk reviews, and the Compensation Committee’s and the Company’s practice of paying long-term compensation as a significant portion of total compensation, the Company and the Compensation Committee have not identified any risks arising from our compensation policies and practices for our named executives and our employees generally that are reasonably likely to have a material adverse effect on the Company.

In addition, the Compensation Committee certifies that through the period in 2010 ending February 24, 2010 (the last day of the TARP Period):

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It reviewed with senior risk officers (at a meetings held on March 22 and April 12, 2010) the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of First Financial.

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It has reviewed with senior risk officers (at meetings held on March 22 and April 12, 2010) the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to First Financial; and

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It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of First Financial to enhance the compensation of any employee.

Members of the Compensation Committee:

Susan L. Knust, Chair
J. Wickliffe Ach
David S. Barker
William J. Kramer

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Throughout this proxy statement, we often use the terms Named Executive Officer (“NEO”), Senior Executive Officer (“SEO”), and named executives interchangeably because for the purposes of First Financial, the individuals covered by the definitions of these terms under the SEC rules are the same.

Introduction

This CD&A describes and explains the Company’s executive compensation decisions for 2010 for the five executive officers named in the Summary Compensation Table. These named executives officers (or NEOs) are:

Claude E. Davis, President and Chief Executive Officer
C. Douglas Lefferson, Executive Vice President and Chief Banking Officer
J. Franklin Hall, Executive Vice President and Chief Financial Officer
Gregory A. Gehlmann, Executive Vice President and General Counsel
Samuel J. Munafo, Executive Vice President and Chief Commercial Lending Officer

 The Compensation Committees decisions reflect our compensation principles that have historically guided its compensation deliberations:

•	paying for performance
•	promoting a culture of risk management that avoids unnecessary risk taking
•	attracting and retaining highly qualified and motivated executives with competitive pay; and
•	aligning executives’ interests with those of our shareholders.

The banking industry faced another challenging year with the continued problems in the economy and the enaction of sweeping legislation.  In spite of the challenges, First Financial remained profitable, outperformed its peers and was able to position itself for future growth.  Despite the continued difficult economic environment, our management team made significant progress in achieving our strategic, operational, and financial goals for 2010.

Highlights of 2010 included:

•	Strong financial performance in comparison to peers (median to top quartile in all performance criteria set forth in the 2010 Short Term Incentive Plan).
•	Increased our stock price 26.9% (December 31, 2009 to December 31, 2010) - outperforming many of our peers.
•	Repaid to the federal government its investment in our preferred stock and accrued dividends under “TARP” or Troubled Asset Relief Program on February 24, 2010.
•	Successfully raised $91.2 million of additional common equity in February 2010 – the bulk of what was used to repurchase the US Treasury’s investment of $80 million under TARP.
•	Success to date of the integration of complex FDIC-assisted transactions in 2009.
•	Improved credit quality.
•	Maintained significant levels of capital.
•	Instituted a retention bonus for the NEOs that vests over a period of time to preserve the value created in 2009 through the FDIC acquisitions and to ensure continuity of the NEOs.
•	Instituted clawbacks covering the retention bonus and the short-term incentive plan for executives, in addition to those clawback policies adopted while we participated in TARP.
•	Eliminated certain perquisites offered to our NEOs.
•	Included say-on-pay proposals in our proxy statements since 2009. Received a favorable vote each year including more than 90% in favor in 2010.
•	Updated our Insider Trading Policy to expand the group of executives that are prohibited from engaging in hedging transactions in our company stock.
•	Continued to inventory all incentive compensation plans and evaluate them for excessive risk.
•	Renegotiated the employment agreements with the NEOs which, effective January 1, 2011, among other things:
o	eliminate any tax gross ups in the event of a change in control

o	provide severance in the event of termination without cause by the Company (or for good reason by the NEO) within two years of a change in control
o	provide standard terms of severance, non-compete and non-solicitation
o	reduce or eliminate certain other benefits previously available to certain NEOs in the event of a change in control (e.g., present value of life insurance)

This CD&A generally describes these accomplishments and restrictions, their impact on the compensation paid to our named executives, and the specific compensation decisions made by the Compensation Committee relating to each component of compensation.

For a detailed discussion of our overall performance in 2010, we refer you to our 2010 annual report included with this proxy statement or on our website at www.bankatfirst.com/Investors.

Objectives of Our Executive Compensation Programs

Discussed herein is the executive compensation philosophy that the Compensation Committee believes best supports the Company’s strategy. As such, the executive compensation program is intended to support the achievement of our business strategy while aligning each executive’s financial interests with those of shareholders.

Our core strategy is to:

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follow a “People Led” strategy. Our primary competitive advantage must be our people. Their knowledge and expertise in providing financial products and their commitment to exceptional service quality will be what separates us from our competitors;

•	be an “Employer of Choice” for high-performing associates in our various communities; and

•	be a top quartile performer in both return and growth compared to our peers.

Compensation Design Framework

The Compensation Committee utilizes the core design criteria listed below to create a compensation framework that drives financial performance and increases shareholder value. The principles of this framework include:

•	Pay should be competitive with the market and reflect the value delivered by the individual to the organization.

•	A substantial portion of pay should align with performance relative to internal goals and financial performance compared to peers (pay for performance).

•	A substantial portion of pay should be at risk to align with shareholder risk.

•	Compensation must comply with legal and regulatory limits, and must not encourage excessive risk-taking.

Philosophical Principles and Guidelines

Our executive compensation program seeks to:

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attract, motivate, incent and retain the best talent in our industry to ensure that we have the caliber of executives needed to deliver top quartile performance to all of our stakeholders on a consistent basis over the long-term;

•	support the creation of shareholder value along with the achievement of key corporate goals and objectives, while appropriately balancing current priorities and our longer-term strategy;

•	provide a totally integrated compensation program that is aligned with performance results and is delivered in a cost effective manner;

•	differentiate compensation based on individual performance, position responsibilities and impact on financial and organizational results, not as an entitlement based on position or tenure;

•	encourage teamwork and cooperation by linking variable compensation to the achievement of organization-wide results;

•	demonstrate executives’ long-term commitment to our Company and shareholder value creation through stock ownership;

•	align with the median of the market for target company performance, with opportunities for meaningful upside compensation for top-quartile performance;

•	avoid incentive payouts if the Company or individual fails to meet minimum acceptable performance standards;

•	be designed and administered in an objective, consistent, fair, and fact-based manner that achieves external competitiveness and internal equity;

•	provide flexibility and some discretion in applying the compensation principles to appropriately reflect individual circumstances as well as changing business conditions and priorities; and

•	avoid excessive risk taking through conservative plan design features, the use of clawbacks, and forfeiture of awards in certain instances.

Compensation Elements

To achieve our above-stated principles, the following elements of compensation have been chosen to create a flexible package that reflects the long-term nature of the banking business and can reward both short and long-term performance of the Company and individual:

•	Base Salary. To competitively compensate for day-to-day contributions, skills, experience and expertise of each associate.

•
Short-term annual performance-based cash incentive compensation.  To motivate and share in the rewards of the current year’s results. (Prohibited for the NEOs during the first two months (until February 24, 2010) of 2010 by TARP CPP.)

•	Long-term equity non-cash compensation. To motivate and share in the rewards of sustained long-term results and value creation, including:

o	Stock Options – time-based; and

o	Restricted Stock – time and/or performance-based.

•	Non-performance based benefits. To provide for the security and protection of executives and their families, including:

o	Employment agreements (including change-in-control and severance)

o	Retirement and other benefits;

o	Certain perquisites and other personal benefits; and

o	Deferred compensation opportunities.

The total compensation mix and the relative weighting of each element reflect the competitive market and our priorities. As such, the mix of pay may be adjusted from time to time to best support our immediate and longer-term objectives. Furthermore, as employees move to higher levels of responsibility with greater ability to influence our results, the percentage of pay at risk generally increases.  The Compensation Committee seeks to achieve a reasonable level of consistency in the character of pay among its executive officers.

Total direct compensation for each NEO is a mix of cash and long-term incentives. Total cash includes base salary and the short-term incentive plan. We attempt to provide a substantial portion of total target cash compensation paid to our NEOs as non-cash and tie a significant portion of this compensation to our performance. We do this so that shareholder returns, along with corporate, business unit and individual performance, both short and long-term, determine a significant portion of executive pay.

In addition, the Compensation Committee has used stock options and/or restricted stock to motivate executives and align the executives’ interests with shareholder interests and the long-term performance of the business. We currently do not have stock ownership requirements or guidelines for our executive officers.

Our emphasis on compensation elements other than base salary subjects our executives to downside risk related to our performance, which may significantly affect their overall compensation. If First Financial performs well (based on internal objectives, as well as peer group comparison) and longer-term shareholder value increases, award levels are intended to be strong. If First Financial underperforms, award levels will be low or non-existent.

The Compensation Committee takes a holistic approach to establishing the total compensation package for its executives; each element of compensation is interdependent on the other elements.  Applying the company’s core values and drawing upon the sources of information discussed above, the Compensation Committee utilizes the various elements of compensation as building blocks to construct a complete compensation package for each executive that appropriately satisfies the core design criteria of competitiveness, pay for performance, alignment with shareholder interests, and compliance with all legal and regulatory guidelines.

External Benchmarks

In evaluating the levels of compensation, the Compensation Committee utilizes the services of Towers Watson as its outside compensation advisor. To ensure market competitiveness, Towers Watson presents benchmarking information from published surveys of financial services companies of approximately the same asset size; information from surveys representative of the broader general industry population are utilized to provide appropriate compensation benchmarks for positions that are not specific to the financial services/banking industry.

Towers Watson also provides a customized proxy analysis of similarly sized publicly-traded financial services/banking organizations.  In November 2009, the Committee, with the assistance of management and Towers Watson, substantially revised its peer group to assist in the structuring of compensation for its NEOs.  The Committee sought to restructure the peer group to (a) reflect the increased size and complexity of the company; (b) remove companies experiencing severe economic distress or in bankruptcy; and (c) to better align the peer group not just in terms of size but also to identify what the Committee deems to be high performing financial institutions.  The following revised peer group consisting of the following 16 financial services companies was utilized in 2010:

•	1st Source Corp.	•	MB Financial Inc	•	Republic Bancorp Inc.
•	First Commonwealth Financial Corp	•	Iberiabank Corp	•	Sterling Bancshares
•	FirstMerit Corp	•	Old National Bancorp	•	Westbanco Inc
•	First Merchants Corp	•	Park National Bancorp	•	Wintrust Financial Corp.
•	First Midwest Bancorp Inc	•	PrivateBancorp, Inc.	•	UMB Financial Corp
		•	Prosperity Bancshares Inc.

The Compensation Committee considers data from these sources to review base salaries, as well as short-term and long-term incentive opportunities for each NEO.  Pay opportunities are established based on median market practices; actual compensation earned is determined by overall performance of the Company so that in years of strong performance, executives may earn higher levels of compensation as compared to executives in similar positions of responsibility at comparative companies. Conversely, in years of below average performance, executives may be paid below average compensation.

We believe that our market review assists us in making executive compensation decisions that are consistent with our objectives, especially those of attracting, retaining and motivating our executive officers. Also, because the current marketplace is the most relevant, when making annual executive compensation decisions, the Compensation Committee does not take into account an individual’s accumulated value from past compensation grants.

The 2010 Compensation Decision Making Process

Three parties play an important role in establishing compensation levels for First Financial’s executive officers: (i) the Compensation Committee; (ii) senior management; and (iii) outside advisors. The sections that follow describe the role each of these parties plays in the compensation-setting process.

Role of the Compensation Committee. The Compensation Committee has the authority to:

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determine the amount of, and approve, each element of total compensation paid to the NEOs, and the general elements of total compensation for other senior officers.  The Compensation Committee reviews all components of compensation for the CEO and the other NEOs, including base salary, bonus, and long-term incentives;

•	review the performance and compensation of the CEO and specified CEO direct reports, including the executive officers named in this Proxy Statement, as well as other officers;

•	develop performance targets for incentives, using management’s internal business plan, industry and market conditions, and other factors; and

•	define potential payments to executive officers under various termination events, including retirement, termination for cause and not for cause, and upon our change in control.

In determining the amount of NEO compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and the peer group specifically, as described above. It makes specific compensation decisions and awards based on such data, along with company performance, individual performance and other circumstances as appropriate.

At meetings in early 2010, the Compensation Committee reviewed First Financial’s performance for the most recently completed fiscal year and the business plan for the coming year. This review considered corporate and individual performance, changes in any NEO’s responsibilities, data regarding peer practices, and other factors. In addition, the Committee reviewed tally sheets prepared by management for each of the NEOs. The sheets provide a comprehensive view of the company’s payout to each NEO, including compensation, benefits, and perquisites. Furthermore, in determining 2010 compensation, the Compensation Committee reviewed the impact on NEO incentive compensation in light of the company’s participation in TARP CPP (ending February 24, 2010) – notably the Short Term Incentive Plan an the prohibition of cash bonues while under TARP – CPP restrictions.

Role of Executive Management in Compensation Decisions for NEOs. Throughout the year, the Compensation Committee meets with the CEO and other executive officers to solicit and obtain recommendations with respect to the Company’s compensation programs and practices.  The CEO makes recommendations to the Compensation Committee as to the appropriate base salaries, annual cash incentive opportunities and stock awards, as well as threshold, target, maximum performance objectives for the NEOs other than himself. In making a recommendation for any executive officer who does not report directly to him, the CEO considers compensation recommendations made by the executive officer’s manager.

Our Human Resources Department and other members of management assist the Compensation Committee in the administration of the Company’s executive compensation program and the Company’s overall benefits program. Members of our Human Resources department periodically make available to the Compensation Committee information regarding the value of prior long-term incentive grants and participation in our plans. This information includes (i) accumulated gains, both realized and unrealized, under restricted stock, stock option, and other equity grants, (ii) the cost of providing each perquisite, (iii) projected payments under our retirement plans, and (iv) aggregate amounts deferred under our nonqualified deferred compensation plans. Management helps prepare the information, including the tally sheets, used by the Compensation Committee in making its decision with the assistance of Towers Watson.

Management also provides the Compensation Committee with information regarding potential payments to our executive officers under various termination events, including both the dollar value of benefits that are enhanced as a result of the termination event and the total accumulated benefit, which is sometimes called the “walk-away” amount. Similar information is provided regarding the “Other Potential Post-Employment Payments” defined below (that table reports only the amount that is enhanced as a result of the termination event in order to not double-count compensation that we reported in previous years).

In 2010, the CEO, COO, Chief Human Resource Officer, and General Counsel generally attended Committee meetings, but were not present at executive sessions when matters related to them were being decided. Periodically, other executive officers (such as the Chief Risk Officer) and advisors attended Committee meetings, generally to provide reports and information about agenda topics.

The CEO participated in the portion of the Compensation Committee meeting at which compensation for the NEOs other than himself was discussed, along with Human Resources and the COO. No executive officer was part of the final deliberations and decisions impacting their own compensation. In approving this compensation for 2010, the Compensation Committee considered the CEO’s recommendations. The Compensation Committee, in consultation with Towers Watson made its own determinations regarding the compensation for the CEO, which were then ratified and approved by the Board.

Role of the Compensation Consultant. To assist in its efforts to meet the objectives outlined above, the Compensation Committee has retained Towers Watson to provide general executive compensation consulting services to the Committee and to support management’s need for advice and counsel. The consultant also performs special executive compensation projects from time to time as directed by the Committee. The consultant reports to the Compensation Committee Chair. Pursuant to the Compensation Committee’s charter, the Compensation Committee has the power to hire and fire such consultant and engage other advisors.

The outside compensation advisor typically collaborates with management, including human resources, to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the Compensation Committee. The consultant provides data regarding market practices and works with management to develop recommendations for changes to plan designs and policies consistent with the philosophies and objectives discussed earlier.

Fees of Compensation Consultant.  As discussed earlier, in 2010, the Compensation Committee utilized Towers Watson to provide advice regarding the Company’s compensation practices for its executives and directors. Fees billed by Towers Watson in 2010 for advice and services for the Compensation Committee were $108,805.

During 2010, Towers Watson also provided services to our company relating to non-executive compensation, including ad hoc compensation projects, retirement and pension plan administration, actuarial services, and related disclosure requirements. Services provided to management and not the Compensation Committee were approved by management and not the Compensation Committee. Fees billed by Towers Watson in 2010 for additional services provided were $510,957.

The Compensation Committee has determined that the outside compensation advisor provides objective and competent advice, and believes the following help to ensure objectivity:

•	The advisor reports directly to the Compensation Committee Chair;

•	The Compensation Committee’s decision to engage Towers Watson was independent of management’s engagement of Towers Watson;

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Executive compensation consulting services provided to the Compensation Committee and other consulting services provided to management were performed by separate and distinct divisions of Towers Watson; and

•	The Compensation Committee in its discretion determines whether to retain or terminate the advisor.

Use of Discretion and Other Factors in Pay Decisions.  The exercise of discretion by the Compensation Committee in determining the various elements of compensation is an important feature of the Company’s compensation philosophy.  Because First Financial has always taken the long-term view, we use judgment and discretion rather than rely solely on formulaic results and we do not reward executives for taking outsized risks that produce short-term results. Therefore, the Company believes it is important that the Compensation Committee have sufficient flexibility to respond to (i) the Company’s unique circumstances; (ii) prevailing market trends; (iii) the rapidly evolving financial and regulatory environment in which the Company operates; (iv) the Company’s use of cross-functioning of executive assignments and cross-training as a matter of executive development and succession planning; and (v) risk management objectives. The Company also believes it is in the best interest of the Company and its shareholders that the Compensation Committee have sufficient discretion to recognize and reward extraordinary individual performance in non-financial areas that may or may not directly affect the Company’s achievement of specific financial metrics for a particular year, but are nevertheless important to long-range growth and the enhancement of stockholder value.

2010 Compensation Actions for Named Executives

Overview.  On April 26, 2010, the Compensation Committee determined 2010 annual compensation for its senior executives, including the NEOs.  In summary:

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The base salaries of Messrs. Davis, Lefferson, Hall, Gehlmann, and Munafo were increased 9.2%, 12.3%, 23.1%, 13.5%, and 10%, respectively, to reflect the increased size (total assets increased by 80%) and complexity of the Company.

•
Target payout ratios as a percent of base salary under the Short Term Incentive Plan remained at 2008 and 2009 levels (NEOs were prohibited by TARP from participating in the STIP in 2009 and for the first two months in 2010).  While the payout under the STIP was 100%, of target -  the NEOs only received an approximately 85% of target payout due to the limitations of TARP.

•	No options were issued to the NEOs and only restricted stock was granted. Restricted stock vests over a 3-year period.
•
The Committee instituted a retention bonus for each of the NEOs to ensure continuity and completion of the integration of the 2009 FDIC-assisted transactions as well as the execution of the Company’s strategic plan.

•	Payouts under the STIP payouts and retention bonus are subject to clawback in certain circumstances.
•	Certain perquisites were eliminated (car allowance, tax/financial planning services).
•
The Company renegotiated new employment agreements with our NEOs (effective January 1, 2011) that eliminated 280G gross-ups in the event of a change in control and also reduced other post-employment benefits for certain executives.

These decisions reflect the balance between retaining and motivating the named executives in light of the important challenges facing the Company. Given these goals and restrictions, the Compensation Committee believes the 2010 compensation decisions made for each of the named executives provided compensation that was reasonable in relation to pay offered for comparable positions by financial services companies included in our Peer Group.

2010 Annual Base Salary Decisions.    Base salary for our Named Executive Officers reflects their role and value to us. Base salaries are reviewed annually and adjusted as appropriate to reflect each Named Executive Officer’s performance, contribution and experience as well as relative position to the market and each other. Base salary levels are a foundational component of compensation since several elements of compensation are linked to this core element (e.g., cash and stock incentives). At lower executive levels, base salaries represent a larger portion of total compensation, but at senior executive levels fixed compensation is progressively replaced with larger variable (i.e., performance-based) compensation.

The Compensation Committee historically sets base salaries for named executives by utilizing published survey data that is position specific at or near the median of the estimated base salaries.  In addition, the Committee, to the extent available, will supplement the survey data with information on base salaries paid by the Peer Group to executive officers with comparable positions. The Committee will also allow for recognition of each executive’s role, contribution, performance and experience. The Compensation Committee annually reviews base salaries, and has increased them as necessary to address competitive increases in median salaries by the Peer Group or to reflect increases in a particular NEO’s responsibilities. In April 2010, the Compensation Committee concluded that in setting salaries it would consider, for each NEO, his expertise and responsibilities and increased size and complexity of the Company, and balance that with the state of the economy and financial industry in general.  The Compensation Committee noted that the executive team and the board of directors, led by Mr. Davis, continued to effectively respond to the challenges and opportunities facing the Company in 2009 and early 2010, including:

•	the significant growth of the Company due to acquisitions in 2009 (almost doubling the size of the Company from $3.7 billion at December 31, 2008 to $6.66 billion at December 31, 2009);
•	exiting TARP and raising an additional $189.2 million in common equity in 2009 and early 2010;
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instrumental in the creating of a significant amount of additional and enhancing future earnings capabilities through the FDIC-assisted transactions in 2009  - resulting in First Financial being named the top performing bank in 2009; and

•	continuing to implement the Company’s strategic plan and positioning the Company to outperform its peers

In light of our significant growth during 2009, the Towers Watson updated the benchmarking study in connection with setting 2010 base salaries for Named Executive Officers.   The Committee determined to award larger than normal salary increases to recognize the increase in market value for these positions due to the increased size and complexity of the Company. As a result of that review, in April 2010, the Compensation Committee determined to increase the annual base salaries of the NEOs as follows:

Name and Principal Position	Base Salary Increase ($)	Base Salary Increase (%)
Claude E. Davis	$55,000	9.2

C. Douglas Lefferson	$35,000	12.3

J. Franklin Hall	$60,000	23.1

Gregory A. Gehlmann	$35,000	13.5

Samuel J. Munafo	$25,000	10.0

Total compensation for the NEOs was relatively unchanged for each of the three years ended 2007 – 2009, despite the Company outperforming its peers.  With respect to Claude Davis, in 2009 his total compensation compared to 2008 decreased approximately $350,000 or 24% due to the limitations imposed by TARP.  All base salaries are consistent with median market practices for organizations similar in size to First Financial post-acquisitions.

In 2010, Messrs, Lefferson and Munafo were promoted to Chief Banking Officer and Chief Commercial Banking Officer, respectively, while Mr. Gehlmann was promoted to Executive Vice President (previously Senior Vice President).

The Compensation Committee believes that these pay actions reasonably balanced the need to appropriately compensate and retain top management critical to the Company’s future growth.

Short Term Performance-Based Incentive Awards.   We believe annual incentives serve as a key mechanism of adjusting pay levels to reflect company wide short-term performance, thereby ensuring affordability and a competitive return to shareholders.  Variable incentive pay must be earned annually which downplays entitlement and emphasizes pay for performance and annual incentives will reward executives for annual financial performance and achievement of established corporate objectives.  Target annual non-equity incentives typically are made by the Compensation Committee at a meeting in the early part of each year.  We use only corporate, rather than individual, performance measures for the NEOs because the NEOs hold positions that have a substantial impact on the achievement of those measures. This approach also suggests that the collective individual performance will result in improved business performance and a favorable impact on shareholder value. Target Award Opportunities are assigned based on market median award levels, by position, and are expressed as a percentage of actual base salary paid for the performance year for all participants (minimum of 3%).  Actual awards may range from 0% to a maximum of 200% of the Total Award Opportunity based on financial, risk management and other performance measures.  With respect to our named executives, in 2010 maximum annual incentive opportunities were capped as a percentage of base salary (100% for Mr. Davis, 80% for Messrs. Lefferson, Hall and Gehlmann, and 70% for Mr. Munafo).  As discussed below, actual payouts for 2010 with respect to the NEOs was 85% of target.

As a key component of First Financial’s competitive total rewards package, the Short Term Incentive (“STI”) Plan is designed to attract, retain and motivate skilled associates, align them with the performance objectives of the company and provide an opportunity for all associates to share in the company’s success.  This pay for performance approach to incentives increases the value of the company and drives shareholder returns.   All regular (non-temporary) employees of First Financial or its subsidiaries are participants.

2010 Short Term Incentive Plan – Performance

Performance Categories and Measures:  Performance Measures reflect what we believe to be an appropriate balance of financial results as compared to peer company performance, risk management metrics, and performance against the Company’s strategic imperatives and other measures as determined by the Risk and Audit Committees of the Board.  For 2010, the Compensation Committee set the following parameters:

1.	Financial Performance – Financial Performance is the primary driver of STI payout levels, but may be modified by performance in the Enterprise Risk Management and Other Performance Categories.

•
The payout for financial results falling below the 25th percentile of peer company performance will be 0%.  A maximum payout (200% of the Target Award Opportunity) will be considered for performance at or above the top quartile (75th percentile) of the peer group for the 2010 fiscal year.   Judgment will be used to interpolate performance when results fall between established performance levels.

•
Senior Management Participants (including NEOs) - The calculation of incentive for this group is based on a comparison to peer company performance over the plan year and the two years prior.   This measurement will be based on performance over the entire 3-year period (not each year individually).

2.
Enterprise Risk Management Performance (This category applies only to senior management (including NEO) participants) - The Compensation and Risk Management Committees of the Board, with input from management, assessed performance and results against ERM objectives to determine a payout factor (0% to 100%) for awards indicated under the financial performance component of the plan for this group of participants.

3.	Other Performance

•	The Compensation Committee, with input from management, will assess performance against the organization’s Strategic Imperatives to determine final payout levels under the plan for all participants.

In total and for each participant, the STI payout may not exceed 200% of the Target Award Opportunity.

Clawbacks: In the event (a) the company is required to prepare an accounting restatement due to the material noncompliance of the company, as a result of misconduct, with any financial reporting requirement under the securities laws during the Performance Period, or (b) the Committee determines that senior management has taken risks that jeopardize the safety and soundness of the company, the members of senior management (including the NEOs) shall reimburse the company for any award under the STI.

In addition, during the period the Company was subject to the laws and regulations applicable to recipients under the Troubled Assets Relief Program – Capital Purchase Program (TARP Period), senior executive officers and the next highly compensated associates are subject to clawback based on statements of earnings, gains or other criteria during the TARP Period that are later proven to be materially inaccurate.

Finally, notwithstanding the above, with respect to “Senior Executive Officers,” or NEOs, any incentive payment earned during the TARP Period in 2010 can be paid in restricted stock and will comply with applicable legal and regulatory requirements.

In determining the payout under the STIP for 2010, the Compensation Committee considered the following:

Performance Category 1:  Financial Performance – In determining performance against peers, the company utilized:

•	the historical peer group set for in the Company’s annual report (adjusted to remove certain companies that were no longer in operation); and

•	the KBW Regional Bank Index. This index is made up of 50 regional banks located throughout the country that are generally within an asset and market capitalization range comparable to First Financial.

Total average return for peers in the comparison group is calculated using the weighted average return of individual companies based on market capitalization.

Note on Market Comparisons: With respect to the historical peer group three large cap banks – FITB (Fifth Third Bancorp), KEY (KeyCorp) and HBAN (Huntington Bancshares) – are included in the peer group and had a dramatic effect on the peer group performance for 2010 due to their size.  Each was recovering from significantly depressed stock values over the past two years, which magnified their gains in 2010 and resulted in an indexed total return of 47.2% for the peer group. When these three banks are removed from the peer group, the adjusted total return for 2010 was much lower, at 16.8%.

Both the 1-year adjusted peer group results and the KBW Regional Bank Index results are provided as a reference below.

•
One-Year Performance Assessment:  General Participants – Results measurement is based on 2010 financial performance.  Financial performance results for General Participants indicate an Above Median target payout.

	FFBC	Peer Median	Comparison
Total Shareholder Return			Above Median
- 1-Year Total Return	29.96%	47.17%
- 1-Year Peer Adjusted Return		16.80%
- 1-Year KBW Regional Bank Index Total Ret.		20.39%
ROA (YTD 9/30/10)	0.91%	0.60%	0.93%
			Slightly < Top Quartile
Credit Quality (YTD 9/30/10)			Above Median
- Non-performing assets to Loans	3.14%	4.28%
- Net Charge Offs to Loans	1.27%	1.07%
- Reserves to Non-Performing Loans	81.03%	63.97%

•
Three-Year Performance Assessment:  Senior Management – Including NEOs - The measurement of results for senior management is based on a comparison to peer company performance over the plan year and the two years prior (combined).  Financial performance results for senior management participants (including NEOs) indicate an Above Median to Top Quartile target payout.

	FFBC	Peer Median	Comparison
Total Shareholder Return			Top Quartile
- 3-Year Total Return	84.32%	(34.09)%
- 3-Year KBW Regional Bank Index Total Ret.		(23.60)%
ROA	2.26%	0.50%	Top Quartile
Credit Quality			Above Median
- Non-performing assets to Loans	2.27%	3.58%
- Net Charge Offs to Loans	0.97%	0.92%
- Reserves to Non-Performing Loans	118.08%	73.28%

The Company’s one-year, three-year and five-year financial results continued to significantly exceed industry peers detailed above and in the five-year performance graph set forth below (also included in our annual report to shareholders).

The following graph compares the five-year cumulative total return to shareholders of First Financial Bancorp common stock with that of companies that comprise the Nasdaq Composite Index, KBW Regional Bank Index and a Peer Group Index comprised of actively traded bank holding companies headquartered in Ohio and Indiana, and one actively traded bank holding company in Idaho (the “Peer Group”).

The following table assumes $100 invested on December 31, 2005 in First Financial Bancorp, the Nasdaq Composite Index, the KBW Regional Bank Index and equally in the Peer Group, and assumes that dividends are reinvested. The returns of the issuers comprising the Peer Group have been weighted according to their respective stock market capitalization.

	2005	2006	2007	2008	2009	2010
First Financial Bancorp	100.00	98.62	71.06	81.82	100.78	130.97
Nasdaq Market Index	100.00	110.33	122.06	73.48	106.60	125.79
KBW Regional Bank Index	100.00	108.56	84.71	68.99	53.72	64.68
Peer Group Index	100.00	112.57	75.57	40.05	33.84	49.80

The Peer Group is comprised of 1st Source Corporation, Community Bank Shares of Indiana, Inc., First Citizens Banc Corp., Fifth Third Bancorp, First Financial Bancorp, First Financial Corporation, FirstMerit Corporation, First Merchants Corporation, German American Bancorp, Inc., Huntington Bancshares Incorporated, Horizon Bancorp, Home Federal Bancorp, Inc., Integra Bank Corporation, KeyCorp, Lakeland Financial Corporation, LNC Bancorp, Inc., Mainsource Financial Group, Inc., NB&T Financial Group, Ohio Legacy Corporation, Old National Bancorp, Ohio Valley Banc Corp., Peoples Bancorp, Inc., Park National Corporation, Rurban Financial Corp., Tower Financial Corporation, United Bancorp, Inc. and United Bancshares, Inc. The following entities were removed from the Peer Group due to either bankruptcy or acquisition in 2010: Amcore Financial, Inc. and Monroe Bancorp.

In future periods, First Financial Bancorp will use the KBW Regional Bank Index for peer comparison purposes and discontinue use of the Peer Group discussed above and used in prior periods. Due to First Financial Bancorp’s growth as a result of the 2009 FDIC-assisted acquisitions, many of the companies in the Peer Group are much smaller than First Financial Bancorp and no longer provide an appropriate comparison with regard to stock performance. The KBW Regional Bank Index is comprised of 50 bank holding companies headquartered throughout the country and is used frequently by investors when comparing First Financial Bancorp’s stock performance to that of other similarly sized institutions. First Financial Bancorp is included in the KBW Regional Bank Index.

Performance Category 2:  Enterprise Risk Management Performance  -  Management has assessed 2010 performance and results against ERM objectives to consider any adjustment (0% - 100%) to the payout level indicated under the financial performance component of the plan.  Management did not recommend a reduction in the payout level based on strong results in this category.

•	Performance Assessment - Meaningful progress was made toward achievement of ERM process and structure objectives in 2010, although work continues. ERM Framework and Process Improvements include:

-	Operationaliztion of ERM Committees

-	Comprehensive ERM Framework/Plan ( “Playbook”) Development

-	RAMP Implementation – Inventory of Risk Data

-	Classification of Top and Emerging Risks

-	Enhanced Risk Reporting to Management and Board

-	Comprehensive Training for Board, EMT and Committee membership

Performance Category 3:  Other Performance – Although work continues in several areas, the organization made solid progress in 2010, achieving most of our Strategic Imperatives, as detailed below:

•	Performance Assessment

1.	Enterprise Risk Management (Results detailed above)

2.
Integration of Acquired Companies – The integration of associates, clients and operations from the Peoples and Irwin acquisitions is complete.  While some areas continue to need attention, we are pleased with the progress and look forward to our next acquisition opportunity.

3.
Process Improvement – All areas have initiated improvements in operational and administrative processes, technology, organization structures and staffing levels.  These activities are designed to enhance client service; increase efficiency and support smooth cross-functional operations.

4.
Revenue Growth – Each of our business lines have made good progress in identifying and executing on revenue growth opportunities.  This growth has been slower than desired due to the recession, but consistent with expectations.

5.	Credit Quality – Our legacy portfolio is in line with expectations, with some improvements and stabilization achieved over the past year.

6.
Employer of Choice – We have made good progress against our EOC objectives, including the Top Q associate survey, CEO and Executive succession plans and other enhancements.  Work will continue in 2011 as we develop and implement action plans based on survey results.

Although our financial results would suggest an above-target STIP payout, Management recommended a target payout of 100% for all participants (including the NEOs – but adjusted downward due to TARP-CPP) to balance the desire to reward strong performance with a level of caution as we emerge from the economic crisis and continue to pursue our strategic objectives.  First Financial enjoyed another year of very strong financial performance in 2010, as illustrated by our results against peers.  In addition, the Committee agreed that senior management (including the NEOs) had made good progress against the Company’s ERM objectives and accomplished a number of important goals relative to our strategic imperatives.

Based on the totality of the results, the Compensation Committee accepted the recommendation and determined that 1x target payout was prudent and consistent with our compensation philosophy as well as the goal to return long-term value to our shareholders.  In addition, the NEOs received a 15% downward  pro rata adjustment due to the company being subject to TARP until February 24, 2010 and the prohibition of the SEOs not permitted to participate in any cash incentive compensation.

NEO Name	2010 Target STIP %	2010 Target Payout @ 100% of Target	2010 Stretch Payout @ 200% of Target	Actual Results 2010 TARP Adjusted Payout (1)
Claude E. Davis	50%	$321,826	$643,652	$273,332
C. Douglas Lefferson	40%	$126,384	$252,768	$107,340
J. Franklin Hall	40%	$125,230	$250,460	$106,360
Gregory A. Gehlmann	40%	$116,384	$232,768	$98,847
Samuel J. Munafo	35%	$95,240	$190,480	$80,889
(1)  Payout was 85% of target for the NEOs due to the limitations of TARP – CPP.

Restricted Stock Awards.    Historically, the Compensation Committee has granted stock awards in the beginning of each fiscal year. The stock awards primarily have been in the form of stock options and restricted stock as long-term incentive compensation. In April 2010 the Compensation Committee awarded Restricted Stock to Messrs. Davis, Lefferson, Hall, Gehlmann, and Munafo based on a percentage of base salary (100%, 50%, 50%, 45% and 40%, respectively).  The Compensation Committee chose a three year vesting period to satisfy the retention goals for granting the awards and to align executive interests with stockholders.  Dividends paid on restricted stock are held in escrow and not paid until the restrictions lapse and the stock is fully vested.

The following chart summarizes the grants that we made to our NEOs in 2010 and the alignment of these grants with shareholders returns:
NEO	Grant Date	Number of Shares	Grant Date Fair Value(1)	Market Value at Current Stock Price(2)
Claude E. Davis	4/26/2010	32,000	$653,440	$517,760
C. Douglas Lefferson	4/26/2010	8,700	177,654	140,766
J. Franklin Hall	4/26/2010	8,000	163,360	129,440
Gregory A. Gehlmann	4/26/2010	7,200	147,024	116,496
Samuel J. Munafo	4/26/2010	6,000	122,520	97,080

(1)
This is the amount reported in the Grants of Plan-Based Awards table, below (based on a stock price of $20.42 per share).  Does not include restricted shares granted as part of the retention bonus to NEOs.  See “- Retention Bonus” below.

(2)	Based on closing market price of our common shares of $16.18 on March 28, 2011 (the voting record date).

The grants in 2010 do not have any performance triggers and will vest over time in accordance with the terms as discussed above.  Additional information about the restricted stock grants can be found in the Summary Compensation Table and following tables and footnotes, and the narrative following these tables.

In 2009 the shareholders of First Financial Bancorp approved the 2009 Stock Plan.  This is the only plan available for providing new grants of stock-based incentive compensation to eligible employees, including the NEOs.  The Company also maintains the 1999 Employee Stock Plan, however, no further awards can be granted under the 1999 plan as it expired by its terms on April 26, 2009. The 1999 plan will remain in effect with respect to awards already granted under the plan until such awards have been exercised, forfeited, canceled, have vested, expired or otherwise terminated in accordance with the terms of such grants.

Retention Bonus.  Due to the recent acquisitions and growth of the Company, the Compensation Committee determined that it would be in the best interest of the Company and its shareholders to provide incentive to the NEOs to remain with the Company and complete the integration process due to our rapid growth, provide stability as the Company executes its strategic plan, and to pursue potential new growth opportunities (if presented) that will drive long-term value creation for the Company’s shareholders.  In addition, the Committee was concerned that NEOs could be recruited away from the Company due to the executive team’s demonstrated success during a difficult economic period and success in acquiring and integrating the 2009 transactions.

Bonus is subject to clawback or forfeiture as determined by the Compensation Committee in the event of a material misstatement of the financials or if risks are taken that are not well-managed and threaten the viability of the Company as determined by the Board of Directors.

Name and Principal Position	Retention Bonus (Cash) to be Paid Over 1½ Years ($)(1)	Retention Restricted Stock Grant (#)(2)	Value of Shares of Retention Restricted Stock ($)(3)
Claude E. Davis	$850,000	13,000	$265,460

C. Douglas Lefferson	$250,000	2,700	$55,134

J. Franklin Hall	$275,000	1,400	$28,588

Gregory A. Gehlmann	$225,000	1,300	$26,546

Samuel J. Munafo	$130,000	500	$10,210

(1)	Payment of the cash portion of the retention bonus is structured over a one and a half year period as follows:
•	40% - July 1, 2010 (paid)
•	20% - October 1, 2010 (paid)
•	20% - April 1, 2011
•	20% - October 1, 2011
(2)
Restricted shares vest over a three year period beginning April 26, 2011.  Dividends are paid on unvested shares; however, they are held in escrow and are not paid to the executive until that portion of the grant vests.

(3)	Based on the per share closing price of the Company common shares on April 26, 2010 ($20.42).

Tax Considerations

We consider the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our NEOs which might have the effect of frustrating the purpose(s) of such compensation. We consider several provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 162(m). The Compensation Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service under Section 162(m) of the Code, which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to its CEO or any of its other four highest paid officers, excluding principal financial officer, to the extent that the remuneration paid to such employees exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Compensation pursuant to certain stock option plans and other performance-based compensation may be excluded from the Section 162(m). While in general the Compensation Committee attempts to design its compensatory arrangements to preserve the deductibility of executive compensation, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. The Company believes that shareholders’ interests are best served if the Compensation Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.  Neither First Financial nor any of its subsidiaries currently has a policy requiring that compensation paid to a covered officer be deductible under Section 162(m). The Board of Directors, however, does carefully consider the after-tax cost and value to First Financial and its subsidiaries of all compensation.

Participation in the TARP Capital Purchase Program imposed additional limitations under Section 162(m) of the Internal Revenue Code. During the TARP period, the Company's deduction limit for annual compensation for the Section 162(m) "covered executives" was limited to $500,000 and the "performance-based exception" of Section 162(m) was not available. As a result, certain portions of our executives' compensation attributable to services during our TARP participation period (December 28, 2008 — February 24, 2010) may not be deductible when paid. Such additional deductibility limitations ceased with the Company's redemption on February 24, 2010 of the preferred stock issued under the TARP Capital Purchase Program.

It is First Financial’s position that stock options awarded under certain of its stock option plans, including the 2009 Stock Plan and the 1999 Stock Plan, will not count toward the Section 162(m) limit. Restricted stock grants that are not performance based are not, however, treated as exempt from the calculation. Amounts previously deferred by executives under the Deferred Compensation Plan will not count toward the Section 162(m) limit.

In 2010, the Company paid an aggregate of approximately $325,000 in compensation to its NEOs in excess of the applicable individual deduction limits, thereby foregoing approximately $113,750 in aggregate tax deductions related to named executive officer compensation, calculated at a 35% corporate tax rate. Based on the Company’s 2010 income before taxes of approximately $92 million, the amount of deduction lost represents approximately 0.1% of such income. While the Compensation Committee believes the tax-deductibility of executive compensation is important, it was outweighed for 2010 executive compensation purposes by the critical importance to the Company’s future success to provide competitive pay to the named executives and in a form and manner that would help ensure their retention and motivate them for continued contributions to the Company’s success. In making the determination, the Compensation Committee balanced the one-time loss of a short-term tax benefit provided by this deduction for the 2010 fiscal year against the long-term benefit to the Company and its stockholders of keeping a talented management team intact and securing their on-going services for the future.

Sections 280G and 4999. We provide our NEOs with employment agreements. These agreements provide for tax protection in the form of a reimbursement to the executive for any excise tax under Section 4999 of the Code as well as any additional income and employment taxes resulting from such reimbursement. Section 4999 imposes a 20% nondeductible excise tax on our NEOs who receive an “excess parachute payment” and Section 280G disallows the tax deduction to the payer (our successor) for any excess parachute payment. An excess parachute payment is the aggregate amount of cash and other benefits payable upon a change in control that exceeds 2.99x the executive’s base amount (average W-2 compensation for five calendar years preceding the change in control). The IRS imposes the excise tax on the amount that exceeds the executive’s base amount. The intent of the reimbursement is to provide a benefit without a tax penalty to our executives who are displaced in the event of a change in control. We believe the provision of tax protection for excess parachute payments for our executive officers was consistent with market practice at the time of the original agreements, and was a valuable executive talent retention incentive, and is consistent with the objectives of our overall executive compensation program.  However, due to change in market/governance practices, in 2010 we amended the employment agreements for our named executive officers and  effective January 1, 2011, we no longer provide for a 280G gross-up to our NEOs.  See “- NEO Employment Agreements – NEO Employment Agreements Effective January 1, 2011.”

Incentive Stock Options.  Federal income tax rules impose limits on the favorable tax treatment of incentive stock options.  Among other requirements, the number of incentive stock options that may become exercisable in a single calendar year may not relate to more than $100,000 worth of Company stock (as determined on the date of grant of the incentive stock option).  If this limit is exceeded for a calendar year, any stock options that first become exercisable in that calendar year become non-qualified stock options, which do not receive the favorable tax treatment described above.   In the event options granted to the NEOs exceed the $100,000 limit, they automatically become non-qualified options.

Section 409A. Section 409A generally governs the form and timing of nonqualified deferred compensation payments. Section 409A imposes sanctions on participants in nonqualified deferred compensation plans that fail to comply with Section 409A rules, including accelerated income inclusion, an additional 20% income tax (in addition to ordinary income tax) and an interest penalty. We have amended applicable agreements, arrangements and plans to comply with Section 409A or to qualify for an exemption from Section 409A.

Other Compensation Components – Non-Performance Based Benefits

We also offer our executives non-performance-based benefits that attempt to meet the essential needs of executives in a manner which is market competitive and cost-effective for both the executive and the Company.

Executives can participate in group medical and life insurance programs and a percentage match by the Company under the 401(k) plan and a pension plan which are generally available to all of our employees on a non-discriminatory basis. The benefits serve to protect executives and their families against financial risks associated with illness, disability and death and provide financial security during retirement through a combination of personal savings and Company contributions, taking advantage of tax-deferral opportunities where permitted.  Our NEOs are also participants in a life insurance program that insures them for three times their base salary.

The Company has employment agreements with each of the NEOs.  Such agreements provide added benefits to the NEOs in event of a change-in-control and/or termination for other than cause.  The Committee believes that the NEOs should be free of distraction in circumstances arising from the possibility of a change in control of the Company.  Accordingly , the employment agreements provide certain benefits designed to keep executives neutral to job loss when faced with the need to support value maximizing corporate transactions that could result in their personal job loss, help the Company retain key executives during major corporate transactions, and provide competitive and fair severance arrangements to executives to allow smooth transition to new employment should their jobs be eliminated within two years of a change in control.  See “—Employment Agreements” and “Other Potential Post-Employment Payments.”

In addition, our NEOs receive certain fringe benefits, such as eligibility for a supplemental executive retirement plan (“SERP”). The SERP is designed to make up for amounts limited by the IRS for highly compensated individuals, thus our NEOs receive the same percentage of compensation funded for retirement as all other employees.  Mr. Davis was the only named executive that in the past has utilized the deferred compensation plan (see “- Nonqualified Deferred Compensation”).  In addition, the NEOs are reimbursed for business-related expenses they incur, receive a monthly automobile allowance, some are reimbursed for club memberships, long term disability, and are entitled to up to $2,000 reimbursement for tax/investment advice.  However, in 2010 (effective April 2010) we discontinued the following benefits for our NEOs:

•	professional tax preparation / investment advisory fees up to $2,000
•	automobile allowance

In addition, we pay annual parking fees for our NEOs, certain relocation benefits are available for qualifying executives, and NEOs receive imputed income for life insurance premiums.

Management believes that the costs of reimbursement of such expenses and allowances constitute ordinary and necessary business expenses that facilitate job performance and minimize work-related expenses incurred by the NEOs.  Finally, biennial (annual if over 50) executive physical examinations are available to senior officers in an effort to ensure the continued health of key executives.

Those approved benefits that are not business-related, however, are paid/reimbursed but taxed as a personal benefit.

We present information about the perquisites received by our named executives in 2010 in column (i) of the Summary Compensation Table and Footnote No. 7 to that table.

Additional information about the foregoing 2010 compensation amounts to the named executives is included in the Summary Compensation Table and following tables.

Other Guidelines and Procedures Affecting Executive Compensation

Grants of Stock-Based Compensation. The Committee approves all grants of stock-based compensation to the CEO, the President and Chief Operating Officer, and all other NEOs. The Committee also approves the size of the pool of stock-based awards to be granted to other employees and delegates to the CEO the authority to make and approve specific grants to employees other than the NEOs. The Committee reviews such grants and oversees the administration of the program.

Stock-Based Compensation—Procedures Regarding Timing and Pricing of Grants. Our policy is to make grants of equity-based compensation only at current market prices. We set the exercise price of stock options at the closing stock price on the date of grant, and do not grant “in-the-money” options or options with exercise prices below market value on the date of grant. Absent special circumstances, it is our policy to make the majority of such grants at the regular scheduled February or April meetings of our Compensation Committee. However, we may make a small percentage of grants at other times throughout the year, mostly on at the end of a quarter in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity.

We try to make equity based grants and stock option grants at times when they will not be influenced by scheduled releases of information. We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation. Similarly, we do not set the grant date of stock options to new executives in coordination with the release of material non-public information and, instead, these grants primarily have grant dates corresponding to regularly scheduled meetings of Compensation Committee in the early part of the fiscal year.

For 2010, we chose the April meeting of the Committee due to the repayment of TARP late February 2010. This date allowed time for performance reviews following the determination of corporate financial performance for the previous year.  We seek to make grants when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with stock or option grants. We believe we minimize the influence of our disclosures of non-public information on the exercise price of these long-term incentives by selecting meeting dates well in advance which fall several days or weeks after we report our financial results, and by setting the initial vesting periods at least one year from the date of grant. We follow the same procedures regarding the timing of grants to our NEOs as we do for all other participants.

Clawbacks - Adjustments to Incentive Compensation as a Result of Financial Statement Restatements. The Committee’s practice has been to consider adjusting future awards or recovering past awards in the event of a material restatement of our financial results. As a result of the passage of TARP and our participation in the CPP, the Committee strengthened this recoupment policy in 2009. TARP requires us to recover any bonus or incentive compensation paid to an NEO or any of the next 20 most highly-compensated employees based on statements of earnings, gains, or other criteria which prove to be materially inaccurate. The 2010 Short Term Incentive Plan and the retention bonus awarded to the NEOs in 2010 include clawback provisions.

Share Ownership and Share Retention Guidelines. We currently do not have share ownership guidelines for our executive officers.   However, all employees receiving options, including our NEOs, are required to hold the stock received upon the exercise of options for a period of one year after the exercise of such option.

Tally Sheets. When making executive compensation decisions, the Compensation Committee reviews tally sheets showing, for each executive officer: (i) targeted value of base pay, annual incentive bonus and equity grants for the current year and each of the past several years; (ii) actual realized value for each of the past several years (the sum of cash received, gains realized from equity awards, and the value of perquisites and other benefits); (iii) the amount of unrealized value from prior equity grants and accumulated deferred compensation; and (iv) the amount the executive could realize upon a change in control or any severance arrangement, which for First Financial includes only amounts from the acceleration of equity award vesting. Although tally sheets do not drive individual executive compensation decisions, the Compensation Committee uses tally sheets for several purposes. First, it uses tally sheets as a reference so that Committee members understand the total compensation being delivered to executives each year and over a multi-year period. Tally sheets also enable the Compensation Committee to validate its strategy of paying a substantial portion of executive compensation in the form of equity, by showing amounts realized and unrealized by executives from prior equity grants. In some cases, the Compensation Committee’s review of tally sheets may lead to changes in the named executive officer’s benefits and perquisites.

Recent Regulation.   On June 21, 2010 the Federal Reserve adopted final guidelines on incentive compensation which were substantially as initially proposed on October 22, 2009. The guidance includes three principles:

•	Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees incentives to take excessive risks on behalf of the banking organization.
•	A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements.
•	Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices.

The guidelines apply to all U.S. financial institutions. In response to these guidelines, we have made a number of improvements to our incentive plans to reduce risk or to risk-adjust the payouts. We have also made a number of improvements to our controls and governance processes. We discuss these generally in the Compensation Committee Report which precedes this Compensation, Discussion and Analysis.

NEO Employment Agreements

NEO Employment Agreements Effective January 1, 2011

Given the current environment on executive compensation, during 2010 the Committee undertook a review of the then-existing NEO employment agreements for a number of reasons:

•	the change in the company’s size and complexity
•	the then-proposed regulatory guidance on executive compensation by the Federal Reserve and the FDIC
•	the potential for changes as part of regulatory reform by Congress
•	the investor and public environment relating to expectations in executive compensation, including employment agreements
•	operating in a post-TARP environment

In connection with the review of its executive compensation arrangements, in October 2010 the Committee proposed a new form of named executive officer employment agreement and, effective January 1, 2011, the Company entered into new employment agreements (the “Replacement Agreements”) with each of the NEOs.  Upon entering into the Replacement Agreements, the employment agreements described later in this proxy statement were terminated and superseded by the Replacement Agreements.

The Replacement Agreements provide for a term commencing on January 1, 2011 and ending on April 30, 2012. The term will automatically extend for consecutive additional one-year periods unless either party gives at least 90 days written notice prior to a scheduled expiration date that the term will not renew.  Upon a change in control of the Company, the term of the Replacement Agreements will be two years from the completion of the change in control transaction.  As a result, NEOs will receive severance under the Replacement Agreements in the event they are terminated without cause (or terminate for good reason) in the first two years following a change in control transaction

Pursuant to the Replacement Agreements, each of the executives will continue to serve in the position that the executive held prior to entering into the agreement, as identified above.  Note that on November 30, 2010, Mr. Lefferson’s title changed from EVP, Chief Operating Officer to EVP, Chief Banking Officer and Mr. Munafo’s title changed from EVP, Banking Markets to EVP, Chief Commercial Lending Officer.  The Replacement Agreements provide that each executive will be entitled to receive an annual base salary at the rate applicable prior to entering into the agreement.  In addition, each executive will be eligible to be awarded an annual short-term bonus and an annual long-term incentive award, as determined by the Compensation Committee, with target short- and long-term award opportunities equal to a percentage of the executive’s base salary.  Each executive’s base salary, annual short-term bonus target percentage, and long-term incentive opportunity remained unchanged from as previously reported in a Current Report on Form 8-K filed by the Company on April 30, 2010.

In addition, while employed, each executive is eligible to participate in the employee benefits plans that are offered generally to the Company’s other executive officers, subject to the terms and conditions of the applicable plan.

The Replacement Agreements provide certain benefits to the executives if the Company terminates the executive’s employment without “cause" or the executive resigns his employment with "good reason" (as such terms are defined the Replacement Agreements).  Upon such a termination of employment, the executive would receive the following payments and benefits:  (1) earned and unpaid base salary and vacation pay through the date of termination, (2) continued payment of base salary for 24 months, (3) an amount equal to two times the executive’s target bonus amount, (4) outplacement assistance at the Company’s expense (at a cost of up to 5% of the executive’s base salary), (5) up to twelve months of COBRA premium payment contributions from the Company, and (6) other benefits to which the executive is entitled under the terms of the Company’s benefit plans (other than severance benefits).  The severance payments and benefits are subject to the executive’s execution and non-revocation of a release of claims against the Company and its affiliates and continued compliance with the restrictive covenants described below.

The Replacement Agreements provide that, in the event that any of the payments or benefits provided under the agreements or otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), the payments or benefits under the agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made.  The prior agreements with each of the executives (other than Messrs. Munafo and Gehlmann) provided for a tax gross-up for any excise tax and related taxes on change of control payments and benefits that were considered “excess parachute payments” under the Code.

Under the Replacement Agreements, each executive is restricted from revealing confidential information of the Company and disparaging the Company.  In addition, for six months (one year for Mr. Davis) following termination of employment (other than upon termination for cause for the executives other than Mr. Davis), the executive may not compete with the Company and, for two years following termination of employment, the executive may not solicit the Company’s clients or solicit or hire the Company’s employees.

The foregoing description of the Replacement Agreements is qualified in its entirety by reference to the Replacement Agreements, which are were filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to a Form 8-K flied by the Company on January 3, 2011, and are incorporated herein by reference

NEO Employment Agreements in Effective until January 1, 2011.

As discussed earlier, the Company entered into Replacement Agreements with the NEOs, however, the proxy rules require us to discuss those agreements in place and utilized during our fiscal year ended December 31, 2010.

Employment Agreement with Mr. Davis.  In 2004, the Company entered into an agreement with Mr. Davis.  The agreement was amended and restated on August 24, 2006 (the “Agreement”).   The initial term of the Agreement was for one year from the commencement of Mr. Davis’s employment on October 1, 2004 (the “Commencement Date”).  The Agreement automatically renews for successive one-year periods after the initial term, unless and until terminated in accordance with the terms of the Agreement.  The Agreement provides that Mr. Davis will receive an annual salary, incentive awards, non-incentive related compensation (including executive benefits/perquisites), and broad-based employee benefits as determined from time-to-time by the Board.

Termination.  Mr. Davis’s employment with the Company:
•	will terminate automatically upon his death;
•	may be terminated either by the Company or Mr. Davis at the end of the agreement’s initial term or any renewal term upon 90 days prior written notice from either of them to the other;
•
may be terminated by Mr. Davis at any time for “Good Reason,” meaning the occurrence, without Mr. Davis’s consent, of a significant reduction in his base salary or his authority or responsibilities as set forth in the Agreement;

•	may be terminated by us immediately upon notice to Mr. Davis at any time for Cause, as defined in the Agreement; or
•	may be terminated by the Company immediately upon notice to Mr. Davis at any time if he is then under a Long-Term Disability, as defined in the Agreement.

Severance.  If Mr. Davis’s employment is terminated as follows:
•	By the Company, without Cause (as defined in the Agreement), by providing 90 days written notice prior to the end of the Agreement’s initial term or any renewal term;
•	By the Company, without Cause, immediately upon notice to Mr. Davis at any time, if he is then under a Long-Term Disability, as defined in the Agreement; or
•	By Mr. Davis at any time for “Good Reason,” as defined in the Agreement.

If Mr. Davis has provided us with a separate, written release and covenant not to sue; then Mr. Davis will be entitled to receive termination compensation equal to:

•	compensation equal to 2x his Base Salary paid over a 24 month period;
•	a termination bonus equal to twice the target payment under the Company’s Short-Term Incentive Bonus Plan for the calendar year in which the termination occurred;
•	any additional bonuses not yet paid under the Agreement; and
•
if the termination occurs within 12 months of a Change in Control as such term is defined in the Agreement, Mr. Davis will receive a payment equal to the present value of the death benefit he would have received under an Employee Split Dollar Agreement and calculated as if Mr. Davis died at age 75.

The termination compensation will be paid over a two-year Severance Period as such term is defined in the Agreement.  Following any termination, should Mr. Davis elect COBRA coverage, the Company shall pay the premiums for the first 12 months of such coverage.  Mr. Davis shall also be entitled to executive outplacement assistance with an agency selected by the Company in an amount not to exceed 5% of Mr. Davis’s base salary.

In the event the receipt of any payment under the Agreement, in combination with any other payments to Mr. Davis from the Company, will result in the payment by Mr. Davis of any excise tax under Section 280G and Section 4999 of the Code, the Company will pay to Mr. Davis an additional amount equal to the amount of such excise tax and the additional federal, state and local income taxes for which Mr. Davis will be liable as a result of this additional payment.

Employment Agreements with NEOs Other than Mr. Davis.  The Company was a party to employment agreements with each of the other NEOs (each referred to as an “Officer”).  Each agreement is for a term of one or two years and automatically renews for successive one-year periods after the initial term, unless and until terminated in accordance with the terms of the agreement.  The agreements provide that the Officers will participate in the employee benefit plans of the Company according to their terms and will be entitled to benefits similar to those provided to other executives.

Termination.  An Officer's employment with the Company:

•	will be terminated upon the Officer’s retirement, death or disability;
•
may be terminated by either the Company or the Officer at the end of the agreement's initial term or any renewal term upon three to six months prior written notice (as specified in the agreement) from either of them to the other;

•	may be terminated by the Company for Cause, as defined in the agreement;
•	may be terminated by the Company without Cause;
•	may be terminated by the Officer for Good Reason, including:
o	a change in the duties of the Officer’s position or the transfer to a new position in violation of the terms of the agreement;
o	a substantial alteration in the nature or status of the Officer’s responsibilities in violation of the agreement;
o	a reduction in the Officer’s base salary;
o	refusal by the Company or its successor to renew the term of the agreement for any reason prior to the Officer reaching his or her normal retirement date under the Company’s retirement plan; or
o	a change in the Officer’s employment benefits in violation of the terms of the agreement; or
•	may be terminated by the Officer without Good Reason.

Severance.  If an Officer's employment is terminated by the Company without Cause or by the Officer for Good Reason and the Officer has provided the Company with a separate, written release and covenant not to sue in accordance with the agreement and does not revoke such release and covenant, then the Officer will be entitled to receive some or all of the following:

•	The Officer’s base salary will be continued for a period of 12 to 24 months (as specified in the agreement) from the date of termination of employment (the “Severance Pay Period”).
•
Employee benefits will continue during the Severance Pay Period, except vacation will not accrue during the Severance Pay Period; illness, accident or disability occurring after termination will not be covered under the long-term disability or sickness and accident plan; and no benefits will accrue during the Severance Pay Period under the Company's retirement plans.

•	The Officer shall be entitled to executive outplacement assistance with an agency selected by the Company in an amount not to exceed 5% of the Officer's base salary.
•
If, prior to the Officer’s date of termination, the Officer has participated in the Company’s Short-Term Incentive Plan for a complete calendar year, the Officer will receive a payment in one lump-sum in an amount equal to one or two times (as specified in the agreement) the percentage of the incentive payment made or required to be made for the calendar year pursuant to the plan for the calendar year immediately preceding the calendar year in which the Officer’s date of termination occurs.

•
If the Officer’s date of termination of employment is within 12 months after a change in control (as defined in the agreements), the Officer will receive payments equal to:  (A) with respect to shares subject to an option granted as of the time of the change in control under our 1991 and 1999 stock plans that the Officer cannot exercise due to the termination of employment, the difference between the fair market value of such common shares determined as of the date of termination of employment and the option exercise price, (B) with respect to any restricted stock granted under the Company’s 1991 Stock Incentive Plan as of the time of the change in control which the Officer forfeits as a result of the termination of employment, the fair market value of such restricted shares determined as of the date of termination of employment and as if all restrictions had been removed, and (C) the present value of the death benefit the Officer would have received under a Split Dollar Agreement and calculated as if the Officer died at age 75.  Stock option and restricted stock agreements also provide for acceleration in the event of a change in control for all employees receiving grants, including the NEOs.

If an Officer voluntarily terminates his agreement other than as provided above, all severance benefits under the agreement are void.

Except for Mr. Munafo, if the receipt of any payments described above to the Officers, in combination with any other payments to them, shall, in the opinion of independent tax counsel selected by the Company, result in liability for the payment by the Officer of any excise tax pursuant to Sections 280G and 4999 of the Code, the Company will pay to the Officer an additional amount equal to the amount of such excise tax and the additional federal, state, and local income taxes for which he or she will be liable as the result of this additional payment.

Confidentiality and Non-Competition.  The NEOs, including Mr. Davis, are prohibited, at all times, from disclosing any confidential information, as defined in the agreements, except as required by law, and must return all confidential information to the Company upon termination of their employment.  During the term of each NEO’s employment and for a period of six months or one year (as specified in the agreement) following termination of the NEO’s employment for any reason other than, in the case of Officers, by the Company for Cause (as defined in the agreements), the NEO has agreed not to be employed by, serve as an officer or director of, consultant to, or advisor to any business that engages either directly or indirectly in commercial banking, savings banking, or mortgage lending in the geographic area of Ohio, Indiana, Michigan or Kentucky (or, in the case of Mr. Davis, in any state in which the Company operates), or which is reasonably likely to engage in such businesses in the same geographic area.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation and Other Payments to the Named Executive Officers

Overview. The following tables provide summaries of cash and certain other amounts we paid for the year ended December 31, 2010 to the NEOs. We report compensation below in accordance with SEC regulations. Those regulations require us in some cases to report:

•	amounts paid in previous years;

•	amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of First Financial;

•	amounts we paid to the NEOs which might not be considered “compensation” (for example, distributions of deferred compensation earned in prior years, and earnings on such amounts);

•
an assumed value for share-based compensation under accounting rules, even though the actual realization of cash from the award may depend on whether our stock price appreciates above its price on the date of grant and whether the executive continues his employment with us; and

•
the increase in present value of future pension obligations, even though such increase is not cash paid this year and even though the actual pension benefits will depend upon a number of factors, including when the executive retires, his compensation at retirement, and in some cases the number of years the executive lives following his retirement.

Therefore, we encourage you to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, we encourage you to read this section in conjunction with the Compensation Discussion and Analysis, above.

SUMMARY COMPENSATION TABLE

In the column “Salary,” we disclose the amount of base salary paid to the NEOs during the year. In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose the cost we recognize for financial statement reporting purposes.  Please refer to note 20 of our consolidated financial statements in our annual report for the years ended December 31, 2010, 2009 and 2008 for a discussion of the assumptions related to the calculation of such values. We disclose such expense without reduction for estimated forfeitures (as we do for financial reporting purposes).   These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the NEOs

The “Stock Awards” and “Option Awards” columns include a portion of the expense attributable to restricted stock or options grants made during the periods indicated.  Prior to 2009, restricted stock awards typically vested over a four year period and were subject to certain performance conditions.  Restricted stock awards in 2009 and 2010 vest over a three year period.

In the column “Non-Equity Incentive Plan Compensation,” we disclose the dollar value of all earnings for services performed during the year pursuant to awards under our non-equity short-term incentive plan, unless disclosed in the “Bonus” column. We determine whether to include an award with respect to a particular year based on whether the relevant performance measurement period ended during the year. For example, we make annual payments under our short-term incentive plan based upon our financial results measured as of December 31 of each year. Accordingly, the amount we report for short-term incentive plan corresponds to the year for which the NEO earned the award even though we did not pay the award until after the end of such year.

In the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” we disclose the sum of the dollar value of (1) the aggregate change in the actuarial present value of each NEO’s benefit under all defined benefit and actuarial pension plans (including supplemental plans) in the year, if positive; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including benefits in defined contribution plans. The dividends we pay on restricted stock are equal to the dividends we pay to all other holders of our common stock. Therefore, they are not “above-market” under SEC regulations, and we report these in the “All Other Compensation” column in the Summary Compensation Table.

In the column “All Other Compensation,” we disclose the sum of the dollar value of perquisites and other personal benefits, or property; and all “gross-ups” or other amounts reimbursed during the year for the payment of taxes.

The following Summary Compensation Table sets forth the compensation of Company’s Principal Executive Officer, Principal Financial Officer and the next three highest compensated executive officers.  All of the executive officers named in the Summary Compensation Table are referred to hereafter as the “NEOs” for fiscal years 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Claude E. Davis	2010	643,654	510,000	653,440	—	273,332	85,257	84,165	2,249,848
President & CEO	2009	589,039	—	326,995	—	—	73,945	80,976	1,070,955
	2008	509,712	—	310,788	313,600	127,428	54,980	100,814	1,417,322

C. Douglas Lefferson	2010	315,962	150,000	177,654	—	107,340	99,257	21,765	871,978
EVP & Chief	2009	285,000	—	153,999	—	—	81,327	30,705	551,031
Banking Officer	2008	283,610	—	71,004	72,000	56,722	40,134	35,561	559,031

J. Franklin Hall	2010	313,077	165,000	163,360		106,360	36,694	23,344	807,835
EVP & Chief	2009	260,000	—	140,003	—	—	37,096	27,580	464,679
Financial Officer	2008	256,740	—	52,380	52,500	51,348	24,962	33,394	471,324

Gregory A. Gehlmann	2010	290,961	135,000	147,024	—	98,847	28,172	20,572	720,576
EVP & General	2009	260,000	—	140,003	—	—	30,730	26,072	456,805
Counsel	2008	257,335	—	52,380	52,500	51,467	25,793	27,639	467,114

Samuel J. Munafo	2010	272,115	78,000	122,5200	—	80,889	316,632	20,897	891,053
EVP, Chief	2009	250,000	—	136,005	—	—	206,984	29,133	622,122
Commercial Lending	2008	248,488	—	50,052	50,500	43,485	230,283	30,488	653,296
Officer

(1)	The dollar value of base salary (cash and non-cash) earned during the fiscal year.
(2)
The dollar value of bonus (cash and non-cash) earned during the fiscal year.  Represents the cash portion of the Retention Bonus earned in 2010.  No retention bonus restricted stock vested or was earned in 2010. See also “-Retention Bonus” in the CD&A.

(3)
Includes long-term restricted stock incentive amounts awarded during the year shown.  For 2010, does not include restricted stock granted as part of the retention bonus to the NEOs.  No retention bonus restricted stock vested or was earned in 2010. See also ”- Retention Bonus” in the CD&A.  Amounts are the fair value on the grant date (or, if no grant date was established, on the award date).  Our accounting for employee stock-based incentives granted during the years ended December 31, 2010, 2009, and 2008, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Certifications (“ASC”) topic 718 Stock Compensation (formerly, FASB Statement 123R) is described in “Note 20 – Stock Options and Awards” to the Company’s consolidated financial statements in the 2010 Annual Report at page 57 (generally multiplying the number of restricted shares granted by the Nasdaq closing price per share on the grant date).  These amounts do not reflect the actual value that will be realized by the NEOs.  Depending on our stock performance, the actual value may be more or less than the amount shown or zero. For actual value received in 2010 for awards granted in previous years, see the table “Options Exercised and Stock Vested” in this proxy. See also “- Outstanding Equity Awards at Fiscal Year End.”

(4)
Includes options awarded during the year shown.  Options vest over a four year period.  No options were awarded in 2010 or 2009.  Our accounting for employee stock-based incentives (including assumptions used to value employee stock options) granted during the year ended December 31, 2008, is described in “Note 20 – Stock Options and Awards” to the Company’s consolidated financial statements in the 2010 Annual Report at page 57.   These amounts do not reflect the actual value that will be realized by the NEOs.  Depending on our stock performance, the actual value may be more or less than the amount shown or zero. For actual value received in 2010 for awards granted in previous years, see the table “Options Exercised and Stock Vested” in this proxy. See also “Grants of Plan Based Awards.”

(5)
The dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans (short-term incentive plan).  See “-Short Term Performance Based Awards – 2010 Short Term Incentive Plan – Performance” in the CD&A.

(6)
The amounts in this column represent the annual net increase in the present value of accumulated benefits under the SERP and the Pension Plan for the years ended December 31, 2010, 2009 and 2008 (the measurement date for reporting purposes of these plans in the Company’s 2010 Form 10-K) with respect to our NEOs.  No NEO participated in a plan with above-market earnings.  In addition, the amounts provided may reflect unvested benefits, which the NEO may not be entitled to receive if he terminates employment before the required vesting date.  Please refer to Pension Benefits Table and related narrative for a detailed explanation of the terms of the Pension Plan and SERP.  The present values of accumulated benefits under the SERP and Pension Plan were determined using assumptions consistent with those used for reporting purposes of these plans in the Company’s Annual Report filed with the Form 10-K for each year, with no reduction for mortality risk before age 65. Please refer to the 2010 Pension Benefits Table for additional information regarding the assumptions used to calculate the amounts in this column for 2010.

(7)
All other compensation for the year that could not properly be reported in any other column.   The specific elements are discussed below.  The “Other” category in the table below includes (where applicable):  tax preparation / financial planning fees, reimbursement for club or professional association membership(s), interest earned on deferred compensation, and long-term disability gross-up (with respect to Mr. Davis, also includes $36,578, $19,353 and $18,836 in 2010, 2009 and 2008, respectively, for the 401(k) restoration plan or executive supplemental savings agreement – see “- Executive Supplemental Savings Agreement”).  Effective April 2010, the Company will no longer pay for tax preparation / financial planning or provide its NEOs with an automobile allowance.

2010
		Company
		Match	Imputed	Dividends on
		Under	Income	Unvested
	Automobile	401 (k)	Split Dollar	Restricted
Name	Allowance	Plan	Insurance	Stock	Other	Total

Mr. Davis	$3,115	$9,800	$1,570	$22,217	$47,463	$84,165
Mr. Lefferson	3,115	9,800	596	8,010	244	21,765
Mr. Hall	2,077	9,800	450	6,724	4,293	23,344
Mr. Munafo	2,908	9,800	1,368	6,598	223	20,897
Mr. Gehlmann	2,077	9,800	676	6,689	1,330	20,572

2009
		Company
		Match	Imputed	Dividends on
		Under	Income	Unvested
	Automobile	401 (k)	Split Dollar	Restricted
Name	Allowance	Plan	Insurance	Stock	Other	Total

Mr. Davis	$9,000	$9,800	$1,351	$32,039	$28,786	$80,976
Mr. Lefferson	9,000	9,800	493	9,334	2,078	30,705
Mr. Hall	6,000	9,800	349	6,949	4,482	27,580
Mr. Munafo	8,400	9,800	1,163	8,842	928	29,133
Mr. Gehlmann	6,000	9,800	561	6,915	2,796	26,072

2008
		Company
		Match	Imputed	Dividends on
		Under	Income	Unvested
	Automobile	401 (k)	Split Dollar	Restricted
Name	Allowance	Plan	Insurance	Stock	Other	Total

Mr. Davis	$8,991	$9,200	$1,102	$49,733	$31,788	$100,814
Mr. Lefferson	8,991	9,200	461	13,081	3,827	35,561
Mr. Hall	6,000	9,200	320	8,712	9,126	33,394
Mr. Munafo	8,400	9,200	1,086	10,874	928	30,488
Mr. Gehlmann	6,000	9,200	524	8,104	3,810	27,639

GRANTS OF PLAN-BASED AWARDS

The following table shows all individual grants of stock awards to the NEOs of the Company during the fiscal year ended December 31, 2010.  Total value is computed utilizing the grant date market value for restricted stock awards and the grant date fair value in accordance with FAS 123(R) on stock option awards.

Estimated Future Payouts Under
Non-Equity Incentive Plans (1) (6)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: No. of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (4)	Grant Date Fair Value of Stock and Option Awards (5)

Davis	n/a	STIP	0	325,000	650,000
								-0-	N/A	N/A
	4/26/10	Res St.				32,000	(2)			$653,440
	4/26/10	Res St.				13,000	(3)			265,460

Lefferson	n/a	STIP	0	128,000	256,000
								-0-	N/A	N/A
	4/26/10	Res St.				8,700	(2)			177,654
	4/26/10	Res St.				2,700	(3)			55,134

Hall	n/a	STIP	0	128,000	256,000
								-0-	N/A	N/A
	4/26/10	Res St.				8,000	(2)			163,360
	4/26/10	Res St.				1,400	(3)			28,588

Gehlmann	n/a	STIP	0	118,000	236,000
								-0-	N/A	N/A
	4/26/10	Res St.				7,200	(2)			147,024
	4/26/10	Res St.				1,300	(3)			26,546

Munafo	n/a	STIP	0	96,250	192,500
								-0-	N/A	N/A
	4/26/10	Res St.				6,000	(2)			122,520
	4/26/10	Res St.				500	(3)			10,210

1.	Actual awards were adjusted due to the limitations of TARP until February 24, 2010. Payouts under the 2010 Short Term Incentive Plan (STIP) were made February 11, 2011.

2.
Restricted shares vest over a three-year period beginning April 26, 2011. Closing price of the Company’s common shares on the date of grant was $20.42 (April 16, 2010).  Dividends paid on restricted shares are held in escrow until such share vest.

3.
Restricted shares granted for retention.  Restricted shares vest over a three-year period beginning April 26, 2011.  Closing price of the Company’s common shares on the date of grant was $20.42 (April 16, 2010).  Dividends paid on restricted shares are held in escrow until such share vest. See “-Retention Bonus” in the CD&A on page 46.

4.	No options were granted in 2010 to the NEOs.

5.
The amounts of the estimated future payouts under the equity incentive plans column represent the opportunities in the event the restricted shares become fully vested over time.  See “Summary Compensation Table”, Note 3.

6.
The amounts of the estimated future payouts under the non-equity incentive plans column represent the opportunities in the event the Company meets certain targets pursuant to the terms of the stock awards. For 2010, incentives were targeted at approximately 50% of base salary for Mr. Davis, 40% of base salary for Messrs. Lefferson, Gehlmann and Hall, and 35% for Mr. Munafo.   See “Compensation Discussion and Analysis” for a discussion of the 1x payout as adjusted downward for TARP under the 2010 STIP.  Actual payouts were at 85% of Target.  See “-Short Term Performance-Based Incentive Awards” in the CD&A.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table represents stock options and restricted stock awards outstanding for each NEO as of December 31, 2010.  All stock options and restricted awards have been adjusted for stock dividends and stock splits.  The closing per share price of the Company’s stock on the last trading date of the fiscal year was $18.48.

	Option Awards					Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Claude E. Davis						93,385	$1,725,755
	50,000	0		$17.19	10/01/2014
	84,100	0		$17.51	04/18/2015
	103,900	0		$16.02	04/24/2016
	83,774	27,926	(2)	$14.90	04/30/2017
	156,799	156,801	(3)	$11.64	02/14/2018

C. Douglas Lefferson						29,618	$547,341
	10,000	0		$17.20	01/17/2012
	10,000	0		$16.58	01/22/2013
	2,500	0		$17.09	01/21/2014
	25,000	0		$17.51	04/18/2015
	25,500	0		$16.02	04/24/2016
	21,149	7,051	(2)	$14.90	04/30/2017
	35,999	36,001	(3)	$11.64	02/14/2018

J. Franklin Hall						24,978	$461,593
	5,000	0		$17.20	01/17/2012
	10,000	0		$16.58	01/22/2013
	2,500	0		$17.09	01/21/2014
	14,300	0		$17.51	04/18/2015
	17,300	0		$16.02	04/24/2016
	14,399	4,801	(2)	$14.90	04/30/2017
	26,249	26,251	(3)	$11.64	02/14/2018

	Option Awards(6)					Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Samuel J. Munafo						21,581	$398,817
	5,000	0		$17.20	01/17/2012
	5,000	0		$16.58	01/22/2013
	2,500	0		$17.09	01/21/2014
	12,000	0		$17.51	04/18/2015
	17,700	0		$16.02	04/24/2016
	14,699	4,901	(2)	$14.90	04/30/2017
	25,249	25,251	(3)	$11.64	02/14/2018

Gregory A. Gehlmann						24,028	$444,037
	11,400	0		$18.63	06/21/2015
	16,500	0		$16.02	04/24/2016
	14,699	4,901	(2)	$14.90	04/30/2017
	26,249	26,251	(3)	$11.64	02/14/2018

(1)   Restricted shares vests according to the following schedule:

Vesting Date	Davis	Lefferson	Hall	Munafo	Gehlmann

February 14, 2011	6,675	1,525	1,125	1,075	1,125
April 13, 2011	14,192	6,684	6,076	5,903	6,076
April 26, 2011	14,985	3,796	3,130	2,164	2,830
April 30, 2011	6,650	1,800	1,175	1,125	1,125
February 14, 2012	6,675	1,525	1,125	1,075	1,125
April 13, 2012	7,096	3,342	3,038	2,951	3,038
April 26, 2012	14,985	3,796	3,130	2,165	2,831
April 13, 2013	7,097	3,342	3,039	2,952	3,039
April 26, 2013	15,030	3,808	3,140	2,171	2,839

Note:  With respect to awards vesting in 2011-2012 (other than grants issued in 2009 and 2010 which vest over time only) – it is assumed that the Company‘s return on equity is greater than or equal to the average of the twenty-fifth percentile of its peer group.  If return on equity does not hit this benchmark, the shares will not vest for that year but may vest later if average return on equity during the vesting period is equal to or greater than the average of the twenty-fifth percentile. See “Summary Compensation Table”, Note 3.  At April 18, 2009, Messrs. Davis, Lefferson, Hall & Munafo forfeited 8,400, 2,500, 1,450 and 1,200 restricted shares due to the failure of certain performance triggers.   Similarly, at June 21, 2009, Mr. Gehlmann forfeited 1,150 restricted shares.   See “Grants of Plan Based Awards.”

(2) The unvested portion of this option grant will vest 75% on April 30, 2010; and 100% on April 30, 2011.
(3)  The unvested portion of this option grant vested 50% on February 14, 2010, and will vest 75% on February 14, 2011; and 100% on February 14, 2012.

OPTION EXERCISES AND STOCK VESTED

The following table shows the stock options exercised by, and restricted stock that vested for, the NEOs in 2010 and the value realized upon exercise.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Claude E. Davis	—	$—	17,650	$329,207
C. Douglas Lefferson	10,500	30,425	4,375	81,840
J. Franklin Hall	5,250	15,212	3,025	56,440
Gregory A. Gehlmann	—	—	2,950	54,974
Samuel J. Munafo	7,875	22,819	2,950	55,143

(1)
The value realized on vesting of restricted stock awards represents the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares as of the prior day’s close.

PENSION BENEFITS TABLE

The following table shows each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits.  Values reflect the actuarial assumptions used for financial reporting purposes.

Name(3)	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Claude E. Davis	Pension Plan	6	$99,483	$0
	SERP	6	210,984	$0

C. Douglas Lefferson	Pension Plan	25	363,602	$0
	SERP	25	160,862	$0

J. Franklin Hall	Pension Plan	12	128,862	$0
	SERP	12	34,561	$0

Samuel J. Munafo	Pension Plan	39	1,260,998	$0
	SERP	39	416,961	$0

Gregory A. Gehlmann	Pension Plan	6	86,404	$0
	SERP	6	30,805	$0

(1)
The number of years of service credited to the NEOs under the plan are computed as of December 31, 2010, the pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements which are included with the Company's 2010 Annual Report and filed with the 2010 Form 10-K.

(2)
The present value of accumulated benefits shown in this column is calculated as of December 31, 2010, the measurement date used for reporting purposes in the Company’s 2010 Annual Report.  Assumptions used in determining these amounts include a 5.36% discount rate, a 5.11% lump sum interest rate, and the PPAUCO09 mortality basis, consistent with assumptions used for reporting purposes in the Company’s 2010 Annual Report filed with the Form 10-K of the present value of accumulated benefits under the SERP and Pension Plan, except without reduction for mortality risk before age 65. See Footnote 18 to the Consolidated Financial Statements contained in the Company’s 2010 Annual Report filed with the 2010 Form 10-K for information regarding the assumptions made by the Company for reporting purposes in the Company’s 2010 Annual Report.

Defined Benefit Plan

The First Financial Bancorp Employees Pension Plan and Trust ("Pension Plan") is a tax qualified pension plan covering eligible employees of the Company.  Effective January 1, 2008 (July 1, 2007 for new participants), we made several changes to the Pension Plan to be better positioned competitively to attract and retain employees and to manage the escalating and varying costs of retiree benefits.  These changes also resulted in revisions to benefits under our non-qualified retirement plans. To offset the potential reduction in retirement benefits, we made enhancements to the First Financial Bancorp 401(k) Savings Plan, a profit sharing plan with a 401(k) component.

Benefits under the Pension Plan's previous traditional pension benefit formula were frozen as of December 31, 2007 (except with respect to certain employees, as explained below), and as of January 1, 2008 participants accrue benefits under a new account balance formula.  The changes reflect a shift towards account balance formulas and a shift away from traditional annuity-type formulas.  The material terms and conditions of the Pension Plan as they pertain to the NEOs for 2010 are as follows:

Account Balance Formula

Eligibility.  The Pension Plan covers employees of the Company who have attained age 21 and completed one year of credited service.

Benefit Formula.  The Pension Plan provides an accrual to a participant's account for each year in which he works 1,000 hours.  The accrual is equal to 5% of the participant's compensation plus an additional 4% of the participant's excess compensation.  For this purpose, compensation means the participant's total cash remuneration from the Employer prior to contributions to a cafeteria plan or a 401(k) plan, including bonuses, overtime pay and other special cash remuneration.  However, compensation cannot exceed the compensation limit of Code Section 401(a)(17).  Excess compensation means the participant's compensation in excess of 50% of the Social Security wage base.

Interest.  Participant accounts are credited with interest for each year at the rate on 5-year Treasury securities as of November of the preceding plan year.

Vesting.  A participant becomes vested in this retirement benefit after three years of service or upon attaining the age of 65.

Distribution.  A participant's account may be distributed at the participant's election at any time after the participant separates from service.  However, it must be distributed no later than 60 days after the later of the date the participant attains age 65 and the date of the participant's separation from service.  The participant may elect to receive his account in a lump sum or as an annuity with an actuarial value equivalent to the value of his account.

Each of our NEOs is eligible to participate in the Pension Plan with respect to the account balance formula.  Messrs. Davis, Lefferson, Hall, Gehlmann and Munafo are fully vested in their Pension Plan retirement benefit.

Traditional Pension Benefit Formula

Benefits accruing prior to January 1, 2008 will generally be calculated based on benefit service and average monthly compensation as of December 31, 2007.  However, average monthly compensation for participants who attained age 50 and completed 10 years of service before January 1, 2008 will take into account compensation paid after December 31, 2007.  Mr. Munafo accrued a benefit under the Pension Plan's traditional pension benefit formula.  In addition, Mr. Munafo continues to receive compensation adjustments under the Pension Plan's traditional pension benefit formula.

Executive Supplemental Retirement Plan

The Company maintains an Executive Supplemental Retirement Plan (collectively referred to as the "SERP") to supplement the retirement benefits provided under the Pension Plan for certain senior officers of the Company in order to make up for legal limits applicable to the benefits provided under the Pension Plan.  The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees.  The material terms and conditions of the SERP as they pertain to the NEOs for 2010 are as follows:

Eligibility.  The SERP Benefit is generally provided to those highly compensated employees of the Company whose compensation exceeds the IRS limits imposed on the Pension Plan and who has been designated as eligible to participate in the Plan by the Company.  Each of our named executive officers is eligible to participate in the SERP.

Benefit Formula.  The SERP provides a benefit in excess of the Internal Revenue Code ("Code") compensation and benefit limits imposed by Sections 401(a)(17) and 415 of the Code, respectively, with respect to the service benefit component of the Pension Plan and the account benefit component of the Pension Plan.  The benefit under the SERP is calculated as the difference between (x) the lump sum or periodic benefit the executive would have received under the Pension Plan, but for the applicable IRS compensation limits under Section 415 and 401(a)(17) of the Code, and (y) the lump-sum or periodic benefit the executive is entitled to under the Pension Plan.  Compensation and years of service under the SERP generally have the same meanings provided under the Pension Plan.

Vesting.  A participant is vested in his SERP benefit to the same extent he is vested in his retirement benefit provided under the Pension Plan.  However, the Company generally reserves the right to forfeit and/or reduce a participant's benefit under the SERP.

Time and Form of Payment.  Payment of benefits under the SERP generally commence upon the participant's qualifying termination of employment.  The benefit generally may be payable in an annuity or lump sum, as agreed to by the executive and the Company.

NONQUALIFIED DEFERRED COMPENSATION

The Company maintains a number of nonqualified deferred compensation plans in which its named executives are eligible to participate. Each of our named executives is eligible to defer base salary and bonus under the terms of the First Financial Bancorp Deferred Compensation Plan ("DCP"), described more below.  In addition, Mr. Davis is eligible for a Company contribution pursuant to the terms of his Executive Supplemental Savings Agreement ("SSA"), described more below.  The table below shows the contributions made by and on behalf of our named executive officers to these nonqualified deferred compensation plans for 2010, as adjusted for related earnings and distributions.

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contribution in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Claude E. Davis	DCP	—	—	1,735	—	100,084
	SSA	—	36,578	6,217	—	85,668
C. Douglas Lefferson	DCP	—	—	—	—	—
J. Franklin Hall	DCP	—	—	—	—	—
Gregory A. Gehlmann	DCP	—	—	—	—	—
Samuel J. Munafo	DCP	—	—	—	—	—

(1)
The “Executive Contributions in Last FY” column shows the aggregate deferrals for each Named Executive Officer during 2010.  None of our named executives made any deferral contributions to the Deferred Compensation Plan.

(2)	The investment earnings/loss for 2010 reported in this column for each named executive officer is included in the Summary Compensation Table.

(3)
The aggregate balance as of December 31, 2010 for each named executive includes prior deferrals of base salary and bonus that were previously earned and reported as compensation on the Summary Compensation Table for prior years.  These amounts have since been adjusted, pursuant to the terms of the plan, for investment performance (e.g., earnings and losses), deferral credits and distributions (as applicable).

Deferred Compensation Plan

The DCP is an unfunded, unsecured deferred compensation plan maintained for a select group of highly compensated employees of the Company.  The material terms and conditions of the DCP as they pertain to the NEOs for 2010 are as follows:

Eligibility.  Employees designated by the Company's Board of Directors are eligible to participate.  Each of our NEOs is eligible to participate in the DCP.  However, Mr. Davis is the only NEO who currently participates in the DCP.

Elective Deferrals.  For each calendar year, a participant can elect to defer up to 50% of his base salary and 100% of any bonus and incentive pay for the calendar year.  A participant's base salary includes his regular salary and excludes any amount not includable in the participant's gross income because it was contributed to a cafeteria plan, a flexible spending account, or a 401(k) plan.

Vesting.  Deferrals under the DCP are always 100% vested.

Investments.  Each participant's account is credited with earnings and losses based on investments selected by the participant from the investments available under the DCP, as determined by the Company.  Participants may change their investment elections monthly.  No securities of the Company are available for investment under the DCP.

Distributions.  Distribution of a participant's DCP account will be paid or commence as of the first day of the third month following the participant's termination of employment, except as otherwise required by Code Section 409A.  At the time a Participant becomes eligible under the DCP and before any deferrals are made under the Plan, a participant may elect to receive distribution of his DCP account in a lump sum or in monthly, quarterly or annual installments over up to 10 years.  If a participant dies while receiving installment payments, the remainder of his DCP account will be distributed to his beneficiary in a lump sum 60 days following the participant's death.  Otherwise, the DCP account of a participant that has died will be distributed on the first day of the ninth month following the participant's death.

Temporary Freeze.  In 2010 the DCP was frozen in order to give management and the Board time to evaluate the plan as it applies to the various tax rules, notably Section 162(m) of the Code.

Executive Supplemental Savings Agreement

The Company has entered into an Executive Supplemental Savings Agreement ("SSA") with Mr. Davis to supplement the benefits provided under the First Financial Bancorp 401(k) Savings Plan (the “Savings Plan”).  The SSA is an unfunded, unsecured deferred compensation plan.  The material terms and conditions of the SSA as they pertain to Mr. Davis are as follows:

Employer Contributions.  For each calendar year the Company will make a contribution to Mr. Davis' account in the SSA equal to 4% of the difference between (i) Mr Davis' total pay for the year and (ii) the compensation limit of Code Section 401(a)(17).

Earnings.  Mr. Davis' account under the SSA accrues earnings as if it were invested in investments available under the Savings Plan as selected by the Company.

Vesting. Mr. Davis' account under the SSA is 100% vested at all times, except that it will be forfeited if he is terminated for cause (as that term is defined by the SSA).

Distribution.  Mr. Davis' account under the SSA will be distributed in a lump sum six months following his separation from service.  In the event of his death before distribution, his account will be distributed to his beneficiary.

SPLIT DOLLAR LIFE INSURANCE

The Split Dollar Agreement is an endorsement method split dollar arrangement which applies to a life insurance policy owned by the Company which, upon an NEO’s death, first pays the Company the premiums which the Company paid for the policy, and then pays the NEO’s beneficiary a death benefit equal to three times the executive’s base salary in effect at his or her death.  If the NEO terminated employment before death and, when employment terminated, he or she was eligible to receive an immediate retirement benefit under the Pension Plan (including an early retirement benefit) and had been employed for at least five years, the Company keeps the policy in force until the executive’s death and the death benefit is equal to three times the executive’s base salary at the time of his or her termination of employment.  In either case, any amounts payable under the policy after the payment to the NEO’s beneficiary are paid to the Company.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Potential Change in Control Payments

The table below summarizes the potential change in control benefits that would become payable to each of our NEOs as of December 31, 2010 as provided under the NEOs' Employment Agreements (as described in more detail in the CD&A) and the NEO's equity award agreements ("Equity Agreements") based on agreements in place as of December 31, 2010.   See also “NEO Employment Agreements – NEO Employment Agreements Effective January 1, 2011” in the CD&A for a discussion of the renegotiated Replacement Agreements that significantly changed certain provisions impacting payouts under certain circumstances.

For these benefits, we assumed a change in control of First Financial and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason). We assumed that both events occurred on December 31, 2010. To the extent relevant, the amounts assume a First Financial stock price of $18.48, the closing price for our stock on that date.

For purposes of the Employment Agreements and the Equity Agreements, a "change in control" generally means (as determined by the Board of Directors of the Company): (a) a change in the ownership of the Company by way of a merger or consolidation with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation (b) the sale by the Company of substantially all of its assets to another corporation which is not a wholly owned subsidiary; (c) "beneficial ownership" (within the meaning of the Securities Exchange Act of 1934) of twenty percent or more of the total voting capital stock of the Company then issued and outstanding has been acquired by any person or "group" (within the meaning of the Securities Exchange Act); or (d) individuals who were members of the Board of Directors immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors do not constitute a majority of the Board of Directors immediately following such election, unless the election of such new directors was recommended to the shareholders by the management of the Company.  For purposes of the determining a "change in control" under Mr. Davis' Employment Agreement and for purposes of determining accelerated vesting of equity awards in connection with a change in control under the Equity Agreements, a change in "beneficial ownership" as described above would not occur if such change occurred in connection with an acquisition by the Pension Plan or certain acquisitions by Company.  In addition, a change in the Board of Directors of the Company is measured over a two year period under Mr. Davis' Employment Agreement and under the Equity Agreements. Importantly, recent legislation and regulations limits our ability to pay any severance to the NEOs. Please refer to the Compensation Discussion and Analysis, above. However, SEC regulations require us to report compensation in the table below that would have been paid had the termination event occurred on the last day of our fiscal year.

In accordance with SEC regulations, we do not report any amount to be provided to an NEO under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not include amounts disclosed above under the pension benefits table, the deferred compensation table, or the outstanding equity awards at year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.

If we calculated these amounts using a different date, the change in the amounts could be significant. For example, other equity awards vested during the first quarter of 2010 and our stock value has fluctuated.  Therefore, if we had calculated the amounts shown based on an April 2009 change in control and termination, the total payment amount would differ. In addition, several of the items shown (particularly under “Cash Severance” and “Excise Tax Gross-Up”) depend on compensation received over a period of time.

As noted above, the benefits shown under “Acceleration of Unvested Equity” are received upon the change in control itself and do not require termination of employment, while the other benefits require a qualifying termination of employment. In addition, it is possible that an Excise Tax Gross-Up payment may be required if a change in control occurred even without a qualifying employment termination with respect to those benefits that become payable or vested solely upon the occurrence of a change in control.

The “Restricted Stock” amounts reflect the market value of restricted stock held by the named executive officer on December 31, 2010. The amounts shown under “Unexercisable Options” include the excess of the market price over the exercise price for all of the NEO’s unvested options. We computed the other amounts in accordance with the terms of the change in control employment agreements.

	Mr. Davis	Mr. Lefferson	Mr. Hall	Mr. Gehlmann	Mr. Munafo
Change in Control Severance Benefits
Base Salary (2x)	$1,294,868	$637,474	$637,474	$587,671	$547,829
Bonus for Year of Separation (2x)(1)	$650,000	$256,000	$256,000	$118,000	$192,500
Present Value Death Benefit	$867,482	$152,620	$307,961	$381,092	$—
General Health and Welfare Benefits/Outplacement	$38,368	$27,714	$27,714	$26,464	$25,464
Change in Control Severance Benefits	$2,850,718	$1,073,808	$1,229,149	$1,113,227	$765,793

Acceleration of Unvested Equity
Restricted Stock	$573,514	$157,700	$121,056	$117,437	$109,729
Unexercised Options	$81,742	$18,682	$13,703	$13,718	$13,305
Total Unvested Equity	$655,256	$176,382	$134,759	$131,155	$123,034

Total Compensation Under Agreements	$3,505,974	$1,250,190	$1,363,908	$1,244,382	$888,827
Excise Tax Gross-Up	$1,413,098	$-0-	$546,893	$509,156	$-0-

Total Benefits (2)	$4,919,072	$1,250,190	$1,910,801	$1,753,538	$888,827

(1)	1x for Mr. Gehlmann.
(2)
These are the amounts assigned to these benefits for purposes of IRC Section 280G calculations.  They do not necessarily reflect the actual cash payments to be paid to the applicable associates upon the event of a change in control.

(3)
It should be noted that the Company entered into new employment agreements with its NEOs that are effective January 1, 2011.  Had the agreements been in place at December 31, 2010, the present value death benefit would be eliminated and there would be no excise tax gross-up (payout is reduced and/or or NEO must pay the excise tax/no 280G gross-up). “NEO Employment Agreements – NEO Employment Agreements Effective January 1, 2011” in the CD&A.

Payments for Termination Without Regard to a Change in Control

The table below summarizes the potential benefits payable to each of the NEO's under their Employment Agreements upon an involuntary termination of the NEO's employment by the Company without cause or upon the NEOs resignation for "good reason" without regard to the occurrence of a change in control of the Company.

As further described in the CD&A, generally, Messrs. Davis and Gehlmann are entitled to certain payments in the event there is a significant reduction in their base salary or their responsibilities as set out in their respective employment agreements.  This is known as termination for “good reason.”  With respect to Messrs, Lefferson, Hall, and Munafo, they can terminate their agreement for "good reason" if there is a change in their duties, they are transferred to a new position that is not comparable to their current position, responsibilities or status; substantial alteration in the nature or status of their responsibilities; reduction in their base salaries; First Financial refuses to renew the applicable employment agreement for any reason (other than cause); or changes in their employment benefits.  Further, Messrs. Davis and Gehlmann are entitled to the payments below if First Financial does not renew their agreements (other than for cause).

Importantly, recent legislation limits our ability to pay any severance to the NEOs. Please refer to the Compensation Discussion and Analysis, above. However, SEC regulations require us to report compensation in the following table that would have been paid had the termination event occurred on the last day of our fiscal year.

	Mr. Davis	Mr. Lefferson	Mr. Hall	Mr. Gehlmann	Mr. Munafo
Termination for Good Reason Severance Benefits

Base Salary (2x)	$1,300,000	$640,000	$640,000	$590,000	$550,000

Bonus for Year of Separation (2x)(1)	$650,000	$256,000	$256,000	$118,000	$192,500

General Health and Welfare Benefits/Outplacement	$38,368	$27,714	$27,714	$26,464	$25,464

Total Benefits	$1,988,368	$923,714	$923,714	$734,464	$767,964

(1)	1x for Mr. Gehlmann.

Payments for Voluntary Termination by NEO, Termination for Cause

In the event of an NEO’s voluntary termination of the agreement (other than as specifically set forth in the agreement) or termination for cause, the NEO is not entitled to any special benefits under their respective employment agreements or any stock awards.  All such benefits are void.

Payments Upon Death or Disability

Under the Replacement Agreements, there are no additional benefits or payments due to disability of a NEO, other than under the existing disability policies of the Company that apply to all employees.  There currently is no acceleration of restricted stock or options.

Upon the death of an NEO, the NEOs estate would be entitled to three (3) times the NEOs base salary at the time of death pursuant to the split dollar life insurance policies previously discussed.  See “ – Split Dollar Life Insurance.”  There currently is no acceleration of restricted stock or options.  The Replacement Agreements do not provide for any additional benefits to the NEOs upon death.

Retirement Benefits

In the event of retirement by the Named Executives, they would be entitled to certain retirement benefits that can be paid over time or taken in a lump sum.  Below is a presentation regarding lump sum benefits for early retirement under the pension plan:

	Total Present Value	Total Present Value	Incremental Value due	Incremental
	of Accumulated	Vested Accumulated	to Difference between	Value due
Named Executive	Benefit using FAS87	Benefit using Actual	FAS87 Assumptions and	due to Early
Officers	Assumptions (1)	Lump Sum Basis (2)	Actual Lump Sum Basis(3)	Ret. Subsidies(3)

Claude Davis	$310,467	$357,259	$46,792	$—
C. Douglas Lefferson	524,464	515,561	(14,913)	6,010
J. Franklin Hall	163,423	194,006	23,377	7,206
Gregory A. Gehlmann	117,209	138,216	21,007	—
Samuel J. Munafo	1,677,959	1,941,883	(40,053)	303,977

(1)	See “Pension Benefits”.

(2)	Calculated assuming NEO terminates employment on December 31, 2010 and receives an immediate lump sum distribution using the rate in effect for December 2010 payments.

(3)	For information purposes only. Allocates the increase in retirement value over the values shown in the Pension Benefit Table to its two primary sources:
-Difference between FAS lump sum interest rate assumption and actual basis
-Value of early retirement subsidies that are included in the actual lump sum payment if the NEO terminates employment

Other than as set forth above, NEOs are not entitled to any additional benefits.  For example, there currently is no acceleration of restricted stock or options upon retirement.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  The Corporation’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements to generally accepted accounting principles and on the Corporation’s internal control over financial reporting.  In this context, the committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2010 and Ernst & Young’s evaluation of the company’s internal control over financial reporting. The committee has discussed with Ernst & Young the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the committee has discussed with Ernst & Young that firm’s independence. The committee has concluded that Ernst & Young’s provision of audit and non-audit services to First Financial and its affiliates is compatible with Ernst & Young’s independence.

The Committee discussed with the Corporation’s internal auditors and Ernst & Young the overall scope and plans for their respective audits.  The Committee met with the internal auditors and with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.  The Committee has approved the selection of Ernst & Young as the Corporation’s independent registered public accounting firm for 2011.

Audit Committee

William J. Kramer, Chair
David S. Barker
Donald M. Cisle, Sr.
Maribeth S. Rahe

ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Corporation and related entities for the last two fiscal years by the Corporation’s independent registered public accounting firm.

Fees by Category	2010	2009
Audit Fees	$1,357,625	$2,128,570
Audit-Related Fees (1)	57,000	55,000
Tax Fees	—	—
All Other Fees (2)(3)	215,840	60,800
Total	$1,630,465	$2,244,370

1.	Services covered by these fees consist of employee benefit plan audits.

2.	For 2010, services covered by these fees consist of fees for acquisition integration review.

3.
For 2009, service covered by these fees consist of audit and tax compliance work billed to the First Funds / Legacy Funds Group of mutual funds for which the Corporation’s subsidiary, First Financial Capital Advisors LLC, serves as investment advisor.

The significant decrease in audit fees for 2010 were primarily due to the absence of fees related to the FDIC-assisted transactions.

It is the policy of the Audit Committee that, before the Corporation engages an accounting firm to render audit services as the Corporation’s independent registered public accounting firm, the engagement must be approved by the Audit Committee.  In certain situations, the Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the committee.  In addition, before an accounting firm serving as the Corporation’s independent registered public accounting firm is engaged by the Corporation to render non-audit services, the engagement must be approved by the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2010, no member of the Compensation Committee was an employee, officer, or former officer of the Company. None of our executive officers served in 2010 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the Compensation Committee. All Compensation Committee members had banking or financial services transactions in the ordinary course of business with our banking and subsidiary.  No other relationships required to be reported under the rules promulgated by the Securities and Exchange Commission exist with respect to members of the Company’s Compensation Committee.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms that it has received and written representations from certain reporting persons that they were not required to file a Form 5 for the specified fiscal year, the Company believes that all of its officers, directors and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2010.

SHAREHOLDER PROPOSALS

If an eligible shareholder wishes to present a proposal to be included in the Company’s Proxy Statement and form of Proxy relating to the 2011 Annual Meeting of Shareholders, it must be presented to management by certified mail, written receipt requested, not later than December 16, 2011.  Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended.  Any shareholder who intends to propose any other matter to be acted upon at the 2011 Annual Meeting of Shareholders must inform the Company no later than February 24, 2011.  If notice is not provided by that date, the person(s) named in the Company’s Proxy for the 2011 Annual Meeting will be allowed to exercise his or her discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2011 Annual Meeting.  The Company must provide him/her with a copy of its opposition statements no later than 30 calendar days before it files definitive copies of its proxy statement and form of proxy under Rule 14a-6.  Proposals should be sent to First Financial Bancorp., Attention: Gregory A. Gehlmann, General Counsel & Secretary, 201 E. Fourth Street, Suite 2000, Cincinnati, Ohio 45202.

HOUSEHOLDING DISCLOSURE STATEMENT

In accordance with notices previously sent to shareholders, the Company is delivering one Annual Report and Proxy Statement in one envelope addressed to all shareholders who share a single address unless they have notified the Company that they wish to revoke their consent to the program known as “householding.”  Householding is intended to reduce printing and postage costs. The Company will mail separately a proxy card for each registered shareholder.

You may revoke your consent at any time by notifying the Company’s transfer agent, Registrar & Transfer Company, as indicated below:

By Phone:	(800) 368-5948
By Fax:	(908) 497-2318
By e-mail:	info@rtco.com

If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation, and the Company will reinstate mailing the Annual Report and Proxy Statement to each shareholder at your address.

The Company hereby undertakes to deliver upon oral or written request a separate copy of its Proxy Statement and Annual Report to a security holder at a shared address to which a single copy was delivered.  If such shareholder wishes to receive a separate copy of such documents, contact Gregory A. Gehlmann, Corporate Secretary at 201 E. Fourth Street, Suite 2000, Cincinnati, OH  45202 (or by phone at 513-979-5837) by May 10, 2011 to ensure timely delivery.

If you own First Financial Bancorp stock beneficially through a bank or broker, you may already be subject to householding if you meet the criteria.  If you wish to receive a separate Proxy Statement and Annual Report in future mailings, you should contact your bank or broker.

ANNUAL REPORT

The Company’s financial statements are not included in this Proxy Statement as they are not deemed material to the exercise of prudent judgment by the shareholders with respect to any proposal to be submitted at the Annual Meeting. The Company’s Annual Report for the year ended December 31, 2010, is being mailed to shareholders with the Proxy and Proxy Statement in accordance with the Company’s house-holding program, but such Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the Proxy soliciting material.

A shareholder of the Company may obtain a copy of the Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2010, and as filed with the SEC, without charge by submitting a written request to the following address:

First Financial Bancorp.
Attn:   Gregory A. Gehlmann
General Counsel & Secretary
201 E. Fourth Street, Suite 2000
Cincinnati, Ohio 45202

The Annual Report on Form 10-K is also available within the Investor Relations section of our website at www.bankatfirst.com/Investor under the “Annual Reports” link or by going to the SEC’s website at www.sec.gov.

Management and the Board of Directors of the Company know of no business to be brought before the meeting other than as set forth in this Proxy Statement.  However, if any matters other than those referred to in this Proxy Statement should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy on such matters in accordance with their best judgment.

The expense of proxy solicitation will be borne by us.  Proxies will be solicited by mail and may be solicited for no additional compensation by some of the officers, directors and employees of the Company or its subsidiaries by telephone or in person.  Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares of the Company and will be reimbursed for their related expenses.

By Order of the Board of Directors,

Gregory A. Gehlmann
General Counsel & Secretary

April 14, 2011

APPENDIX A

First Financial Bancorp

Proposed Amendment to

Amended Articles of Incorporation

FIFTH: The number and qualification of directors of the corporation shall be fixed from time to time by its Code of Regulations.  The number of directors may be increased or decreased as therein provided but the number thereof shall in no event be fixed at less than nine. ~~The Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the whole board permits, with the term of office of one class expiring each year.  At the first annual meeting of stockholders, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office of a term expiring at the second succeeding annual meeting, directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting.  In no event shall there be less than three directors per class.  Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.  In the event of any increase in the number of directors of the corporation, the additional directors shall be so classified that all classes of directors shall be increased equally as nearly as may be possible.  In the event of any decrease in the number of directors of the corporation, all classes of directors shall be decreased as equally as possible.~~  At the annual meeting of shareholders in 2011 and at each annual meeting of shareholders thereafter, the successors to that class of directors whose term then expires shall be elected to hold office for a term expiring at the next annual meeting of shareholders and until a successor is elected, or until the director’s earlier resignation, removal from office, or death. Directors elected at the 2009 and 2010 annual meetings of shareholders shall hold office until, respectively, the 2012 and 2013 annual meeting of shareholders and until a successor is elected, or until the director’s earlier resignation, removal from office, or death. Any director elected to fill a vacancy in the board of directors that results from an increase in the number of directors of the corporation shall be elected to hold office for a term expiring at the next annual meeting of shareholders and until a successor is elected, or until the director’s earlier resignation, removal from office, or death. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.   No reduction in the number of directors shall of itself have the effect of shortening the term of an incumbent director.

A-1

APPENDIX B

First Financial Bancorp

Proposed Amendments to

Amended and Restated Regulations

SECTION 2.2. NUMBER. The number of directors of the Corporation, which shall not be less than nine nor more than twenty-five, shall be twelve ~~fifteen~~ until increased or decreased at any time by the affirmative vote of two-thirds of the whole authorized number of directors or, at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Corporation voting as a single class. Except as provided for in ARTICLE FIFTH of the Articles of Incorporation of the Corporation, D directors shall hold office in their respective classes for ~~three~~ one-year terms.  The election of directors shall be held at the annual meeting of shareholders ~~for the class year of directors whose terms expire at the annual meeting~~ , except that a majority of the directors in office at any time, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any director's office that is created by an increase in the number of directors or by a vacancy; provided, however, that in any period between annual meetings of shareholders, the directors will not increase the number of directors by more than three.  A vacancy is created by the death, resignation, removal or incapacity of a director prior to the end of his term or by the failure of the shareholders at any time to elect the whole authorized number of directors.  A director may be removed for cause.  Cause if defined to exist if a court of law finds a director guilty of a felony or has breached his fiduciary duty under the laws of Ohio.

~~SECTION 2.3.  CLASSES OF DIRECTORS.  The directors terms are divided into three classes of terms consecutively expiring.  The classes are known as Classes I, II, and III.  The directors of each class are shown on the Proxy Statement issued to shareholders of record.~~

B-1

Appendix C

FIRST FINANCIAL BANCORP

KEY EXECUTIVE SHORT TERM INCENTIVE PLAN

I.	Purpose

The purpose of the Plan is to establish a program of incentive compensation for designated officers and/or key executive employees of the Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such employees. The Plan provides annual incentives, contingent upon continued employment and meeting certain corporate goals, to certain key executives who make substantial contributions to the Company.

II.	Definitions

“Board” means the Board of Directors of the Company or the Executive Committee thereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means either (i) the Board or (ii) a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code). If at any time such a Committee has not been so designated, the Compensation Committee of the Board shall constitute the Committee or if there shall be no Compensation Committee of the Board, the Board shall constitute the Committee.

“Company” means First Financial Bancorp and each of its subsidiaries.

“Designated Beneficiary” means the beneficiary or beneficiaries designated in accordance with Article XIII hereof to receive the amount, if any, payable under the Plan upon the Participant’s death.

“162(m) Incentive Award” means a Incentive Award which is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article VII.

“Incentive Award” means the award, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles IV and V.

“Participant” means any officer or key executive designated by the Committee to participate in the Plan.  At a minimum, the participant group will consist of the Chief Executive Officer and certain officers of First Financial Bancorp reporting directly to the Chief Executive Officer and selected by the Committee who either are, or are determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code.

“Performance Criteria” means objective performance criteria established by the Committee with respect to 162(m) Incentive Awards. Performance Criteria shall be measured in terms of one or more of the following objectives, described as such objectives relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the Participant is employed:

assets	average total common equity	deposits
earnings per share	economic profit added	efficiency ratio
gross margin	gross revenue	internal rate of return
loans	net charge-offs	net income
net income before tax	net interest income	non-interest expense
non-interest income	non-performing assets	operating cash flow
pre-provision net revenue	return on assets	return on equity
return on risk weighted assets	return on sales	stock price
tangible equity	total shareholder return

Each grant of a 162(m) Incentive Award shall specify the Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Criteria. The Performance Criteria may be measured against peer group performance.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or the performance criteria would produce excessive or unnecessary risk to the institution, or other events or circumstances render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a 162(m) Incentive Award to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code.

“Performance Period” means the period during which performance is measured to determine the level of attainment of an Incentive Award, which shall be the fiscal year of the Company or such other period as the Company may determine.

“Plan” means the First Financial Bancorp Key Executive Short Term Incentive Plan.

III.	Eligibility

Participants in the Plan shall be selected by the Committee for each Performance Period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as neither a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

IV.	Administration

The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Incentive Award for each Participant based upon such level of attainment.

Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article XVI. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

V.	Incentive Awards

The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum award (and, if the Committee deems appropriate, a threshold and target award) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Incentive Awards will be based on an annual calendar year performance period or such other period as the Committee may determine, provided that the performance period of any 162(m) Incentive Award will comply with the requirements of Section 162(m) of the Code. Incentive Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Incentive Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Incentive Award to be made to each Participant.

VI.	Payment of Incentive Awards

Incentive Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee. Payment of Incentive Awards shall be made in the form of cash, provided, however that the Committee may elect to pay a percentage of such Incentive Awards in shares of the Company’s common shares, no par value (“Shares”) pursuant to the 2009 Stock Plan.  Any Shares shall be subject to restrictions as may be determined by the Committee.  Incentive Award amounts earned but not yet paid will not accrue interest. Incentive Awards, including any grant of Shares in lieu of cash, shall be paid or issued by March 15 of the calendar year following the year in which the Performance Period closes, after the determination of the amount thereof by the Committee.

VII.	162(m) Incentive Awards

Unless determined otherwise by the Committee, each Incentive Award, awarded under the Plan shall be a 162(m) Incentive Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

1. No 162(m) Incentive Award may be paid unless and until the shareholders of the Company have approved the Plan in a manner which complies with the shareholder approval requirements of Section 162(m) of the Code.

2. A 162(m) Incentive Award may be made only by a Committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code)

3. The performance goals to which a 162(m) Incentive Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target and/or threshold (as applicable) Bonus Amount payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Incentive Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

4. No 162(m) Incentive Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria.

5. The maximum amount of a 162(m) Incentive Award is the lower of 2x target Incentive Award or $2.0 million to a single Participant.

VIII.	Termination of Employment

A Participant shall be eligible to receive payment of his or her Incentive Award earned during a Performance Period, so long as the Participant is employed on the last day of such Performance Period, notwithstanding any subsequent termination of employment prior to the actual payment of the Incentive Award. In the event of a Participant’s death prior to the payment of an Incentive Award which has been earned, such payment shall be made to the Participant’s Designated Beneficiary or, if there is none living, to the estate of the Participant.

IX.	Reorganization or Discontinuance

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

If the business conducted by the Company shall be discontinued, any previously earned and unpaid Incentive Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

X.	Non-Alienation of Benefits

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

XI.	No Claim or Right to Plan Participation

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

XII.	Taxes

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

XIII.	Designation and Change of Beneficiary

Each Participant may indicate upon notice to him or her by the Committee of his or her right to receive an Incentive Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

XIV.	Payments to Persons Other Than the Participant

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of incapacity, illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefore.

XV.	No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

XVI.	Termination or Amendment of the Bonus Plan

The Committee may amend, suspend or terminate the Bonus Plan at any time; provided that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Incentive Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

XVII.	Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

XVIII.	Governing Law

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws.

XIX.	Section 409A of the Internal Revenue Code

It is the Company’s intent that the Plan complies with or be exempt from the requirements of Section 409A and that the Plan be administered and interpreted accordingly. If and to the extent that any payment or benefit under the Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment or benefit shall be made or provided on the date that is six months and one day after the date of the Participant’s separation from service (or earlier death). Any amount not paid in respect of the six month period specified in the preceding sentence will be paid to the Participant (plus interest at the applicable federal rate as defined in Section 1274(d) of the Code) in a lump sum on the date that is six months and one day after the Participant’s separation from service (or earlier death). Each payment made under the Plan shall be deemed to be a separate payment for purposes of Section 409A.

XX.	Compliance with Laws

The Plan is intended to comply with, and shall be interpreted and administered consistent with, any applicable banking rules and regulations relating to compensation.

XXI.	Clawback

If, following the payment of any bonus, the Committee determines that such payment was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains) or any other materially inaccurate performance metric criteria, the Company shall be entitled to receive, and the Participant shall be obligated to pay to the Company immediately upon demand therefor, the portion of the bonus that the Committee determines was not earned.

XXII.	Effective Date

The effective date of the Plan shall be as of January 1, 2011, subject to approval of the Company’s shareholders on May 24, 2011, as required to comply with the requirements of Section 162(m) of the Code, and thereafter shall remain in effect until terminated in accordance with section XVI hereof. No payments shall be made under the Plan if it is not approved by the Company's shareholders.

ANNUAL MEETING OF SHAREHOLDERS
May 24, 2011
THIS PROXY IS SOLICIATED ON BEHALF OF THE BOARD OF DIRECTORS

Shannon M. Kuhl and Amy H. Parsons or either of them, each with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of First Financial Bancorp. (the “Company”) to be held at  the Company’s headquarters, 201 E. Fourth Street, 20th Floor, Cincinnati, Ohio 45202 on Tuesday, May 24, 2011 at 10:00 a.m., local time, or at any adjournment thereof.

THIS PROXY IS SOLITICTED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise.  Receipt of the accompanying Proxy Statement is hereby acknowledged.

Shares represented by this proxy will be voted by the stockholder.  If no such directions are indicated, the Proxies will have authority to vote “FOR” the election of directors; “FOR” Proposals Two, Three, Four, Five and Six; and ”3 YEARS” on Proposal Seven.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

TO VOTE: MARK BLOCKS BELOW IN BLUE OF BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION OFR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01	David S. Barker

02	Claude E. Davis.

03	Susan L. Knust

04	Maribeth S. Rahe

05	Cynthia O. Booth

For All	Withhold All	For All Except
☐	☐	☐

 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2. through 6.

		For	Against	Abstain
2.	Approve amendment to the Articles of Incorporation to provide for the annual election of directors.	☐	☐	☐

3.	Approval of amendments to the Regulations to provide for the annual election of directors.	☐	☐	☐

4.	Approve the First Financial Bancorp Key Executive Short Term Incentive Plan.	☐	☐	☐

5.	Ratification of Ernst & Young LLP as Independent Auditors.	☐	☐	☐

6.	Advisory (non-binding) vote on executive compensation (“Say on Pay”).	☐	☐	☐
The Board of Directors recommends you vote 3 YEARS on the following proposal:
7.	Advisory (non-binding) vote on the frequency of the shareholder advisory vote on executive compensation (“Say on Pay Frequency”).	3 years ☐	2 years ☐	1 year ☐	Abstain ☐

NOTE: To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-ff date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Annual Report & Proxy Statement is/are available at www.proxyvote.com.

 Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Date	Date

Signature (PLEASE SIGN WITHIN BOX)		Signature (Joint Owners)